                                                                    Exhibit 10.1

                             SHAREHOLDERS AGREEMENT


                                      among

                      ALLIED WORLD ASSURANCE HOLDINGS, LTD


                                       and

                          THE SHAREHOLDERS NAMED HEREIN


                                November 21, 2001
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                                Table of Contents

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                                                                            Page
                                                                            ----
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                                    ARTICLE I

                                   DEFINITIONS

1.1.     Definitions...........................................................2
1.2.     General Interpretation................................................2


                                   ARTICLE II

                              CORPORATE GOVERNANCE

2.1.     Board of Directors....................................................3
2.2.     Alternate Directors...................................................6
2.3.     Removal of Directors..................................................6
2.4.     Replacement of Directors..............................................6
2.5.     Initial Directors and Bye-laws........................................6
2.6.     Action by Directors...................................................7
2.7.     Quorum...............................................................10
2.8.     Audit Committee; Committees..........................................12
2.9.     Executive Officers...................................................13
2.10.    Shareholders Meeting Chairman........................................13
2.11.    Operating Company Board of Directors.................................13
2.12.    Depletion of Specified Shareholders' Positions.......................15
2.13.    Warrants.............................................................17
2.14.    Waiver of Notice.....................................................18


                                   ARTICLE III

                        CERTAIN SHAREHOLDER UNDERTAKINGS

3.1.     Grant of Proxy.......................................................18
3.2.     Restrictions on other Agreements.....................................18
3.3.     Further Action.......................................................18
3.4.     Exercise of Voting Rights Attributed by Law..........................19
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                                      -i-
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                                   ARTICLE IV

                              TRANSFER RESTRICTIONS

4.1.     Restrictions on Transfers of Shares..................................19
4.2.     Transfers Under Certain Conditions...................................20
4.3.     Transfers During Investment Period...................................20
4.4.     General Conditions to Transfer.......................................21
4.5.     Open Market Sales....................................................22
4.6.     Freely Transferable Shares...........................................22
4.7.     Effect of Transfer...................................................23
4.8.     Compliance and Waiver................................................23
4.9.     Minimum Ownership Amount.............................................24
4.10.    Exchange of Non-Voting Common Stock for Voting Common Stock..........24
4.11.    Preemptive Rights....................................................25
4.12.    Drag-Along Rights....................................................27
4.13.    Tag-Along Rights.....................................................28
4.14.    Additional Shareholders..............................................30


                                    ARTICLE V

                         RESTRICTIONS ON SHARE OWNERSHIP

5.1.     Ownership Limits.....................................................31
5.2.     Prompt Disposition of Shares.........................................34
5.3.     Manner of Disposition................................................34
5.4.     Issuance of Additional Securities or Repurchase of Securities........35


                                   ARTICLE VI

                  INITIAL PUBLIC OFFERING; REGISTRATION RIGHTS

6.1.     Initial Public Offering..............................................35
6.2.     Demand Rights........................................................35
6.3.     Obligations of the Company...........................................37
6.4.     Underwriters' Lockup.................................................39
6.5.     "Piggy-Back" Rights..................................................40
6.6.     Allocation of Securities Included in a Registered Public Offering....41
6.7.     Indemnification......................................................42
6.8.     Requirements with Respect to Registration............................45
6.9.     Expenses.............................................................49
6.10.    Exchange Act Filings, Rule 144.......................................50

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                                   ARTICLE VII

                                  MISCELLANEOUS

7.1.     Accounting; Financial Statements and Other Information...............50
7.2.     Legend on Stock Certificates, Etc....................................51
7.3.     Acknowledgment.......................................................52
7.4.     Waiver of Claims; Insurance..........................................52
7.5.     Confidentiality......................................................52
7.6.     Competition..........................................................54
7.7.     Amendment and Termination of this Agreement and the Bye-laws.........55
7.8.     Notices..............................................................56
7.9.     Entire Agreement.....................................................56
7.10.    Severability.........................................................57
7.11.    Binding Effect; Benefit..............................................57
7.12.    Assignability........................................................57
7.13.    Headings.............................................................57
7.14.    Counterparts.........................................................57
7.15.    Applicable Law.......................................................57
7.16.    Submission to Jurisdiction...........................................57

                                                                  EXECUTION COPY


                             SHAREHOLDERS AGREEMENT

            SHAREHOLDERS AGREEMENT, dated as of November 21, 2001, among the Shareholders (as such term and other capitalized terms used herein are defined in Annex A) named in Schedule I and that may become parties hereto from time to time hereafter, and to which Allied World Assurance Holdings, Ltd, a limited liability company organized under the laws of Bermuda (together with any successor thereto, the "Company"), has been made a party.

                               W I T N E S S E T H

            WHEREAS, on the date hereof, the Company's authorized capital stock consists of 600,000,000 shares of Common Stock, comprised initially of 300,000,000 shares of Voting Common Stock and 300,000,000 shares of Non-Voting Common Stock (all Voting Common Stock and Non-Voting Common Stock issued from time to time, together with any other class of stock of the Company hereinafter created, and all shares of capital stock issued in exchange therefor, in replacement thereof or otherwise in respect thereof, including Warrant Shares but excluding the Warrants and other rights to acquire capital stock, being referred to herein as "Common Stock");

            WHEREAS, on the date hereof, the Company owns the entire outstanding capital stock of Allied World Assurance Company, Ltd, a limited liability company organized under the laws of Bermuda (the "Operating Company");

            WHEREAS, each of the initial Shareholders has subscribed to purchase, or purchased the number of shares of Voting and Non-Voting Common Stock set forth opposite its name in Schedule I hereto;

            WHEREAS, each of the Shareholders desires to promote the interests of the Company and the mutual interests of the Shareholders by establishing herein certain terms and conditions upon which the shares of Common Stock will be held, including provisions relating to the election of directors and approval of various corporate actions;

            WHEREAS, each of the Shareholders has agreed to enter into this Agreement in connection with its subscription to purchase shares of Common Stock and, in the case of the Founders, Warrants;

            WHEREAS, each of the Shareholders has agreed that AIG and Chubb (each an "Industry Founder") and GSCP 2000 (the "Financial Founder" and, together with the Industry Founders, the "Founders") shall be entitled to certain rights set forth herein in recognition of their instrumental roles, respectively, in the organization of the Company, the Operating Company and the launch of the Operating Company's business, which rights are acknowledged by the Shareholders to be customary and appropriate under the circumstances; and

            WHEREAS, each of the Shareholders has agreed that Securitas Allied Holdings, Ltd ("Securitas" and, together with the Industry Founders, the "Designating Shareholders" and, together with the Founders, the "Specified Shareholders") and its Affiliate, Swiss Re, shall be entitled to certain rights hereunder in recognition of Securitas's investment in the Company and the insurance industry expertise of Swiss Re, which rights are acknowledged by the Shareholders to be customary and appropriate under the circumstances;

            NOW, THEREFORE, the Shareholders and the Company agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

       1.1. Definitions. Capitalized terms used in this Agreement shall have the meanings set forth in Annex A.

       1.2. General Interpretation. For all purposes of this Agreement, unless otherwise expressly provided or unless the context requires otherwise:

            (a) the terms defined in Annex A to this Agreement may include both the plural and singular, as the context may require;

            (b) the words "herein", "hereto" and "hereby", and other words of similar import, refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

            (c) unless otherwise specified, references to Articles, Sections, clauses, subclauses, subparagraphs, Annexes and Schedules are references to Articles, Sections, clauses, subclauses, subparagraphs, Annexes and Schedules of this Agreement;

            (d) the words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation";

            (e) any reference herein to a statute, rule or regulation of any governmental entity (or any provision thereof) shall include such statute, rule or regulation (or provision thereof), including any successor thereto, as it may be amended from time to time;

            (f) the "holder" or "owner" of any Common Stock or other security of the Company shall mean the Person shown as the registered holder thereof on the securities record maintained by the Company or its agent, and the terms "hold" or "own" shall have meanings correlative thereto, except as required by the Ownership Limits and unless the context requires otherwise;

            (g) "outstanding" securities of the Company shall exclude those securities held by it or any of its subsidiaries;

            (h) any reference to Shareholders or Members electing Directors or voting upon any matters shall be interpreted as referring only to Shareholders or Members holding and entitled to vote Voting Common Stock, except as provided in Sections 3.1 and 3.4; and

            (i) any reference to the "Company" shall mean the Company, acting through its authorized Officers or the Board of Directors and shall not, unless otherwise expressly indicated or as required by applicable law, mean the Members or imply any action or approval thereby.

                                   ARTICLE II

                              CORPORATE GOVERNANCE

       2.1. Board of Directors. (a) The total number of authorized directors constituting the Board of Directors of the Company from time to time (each, a "Director" and collectively, the "Board of Directors" or the "Board") shall at all times equal eight. Initially, the Directors shall be those individuals determined pursuant to Section 2.5. Thereafter, the Directors shall be elected annually in accordance with clause (b) or (c) below, as applicable. Any Director elected pursuant to clause (b)(i) of this Section shall constitute an A Director for purposes of the Bye-laws. Any Director elected pursuant to clause (b)(ii) of this Section shall constitute a B Director for purposes of the Bye-laws. Any Director elected pursuant to clause (b)(iii) of this Section shall constitute a C Director for purposes of the Bye-laws. Any Director elected pursuant to clause
(c) of this Section shall constitute a D Director for purposes of the Bye-laws.

            (b) The Shareholders shall, during the term of this Agreement and subject to Section 2.12, exercise their voting rights at the first Annual General Meeting held on or after the date of this Agreement, and at each Annual General Meeting held thereafter, to cause to be elected as Directors:

            (i) One Director nominated by an AIG Person, who shall be an A Director and shall be the Chairman of the Board of Directors (such Director from time to time, the "AIG Director");

            (ii) One Director nominated by a Chubb Person, who shall be a B Director and shall be the Deputy Chairman of the Board of Directors (such Director, from time to time, the "Chubb Director" and, together with the AIG Director, the "Industry Founder Directors"); and

            (iii) One Director nominated by Swiss Re, who shall be a senior officer of Swiss Re and shall be a C Director (such Director, from time to time, the "Swiss Re Director" and, together with the Industry Founder Directors, the "Designated Directors"). The right to nominate or appoint an individual to serve as the Swiss Re Director pursuant to this Section 2.1 or Section 2.4 or otherwise hereunder shall be exercisable and enforceable solely by Swiss Re. References in this Agreement to an individual nominated or appointed by a Designating Shareholder shall, in the case of Securitas, be a reference to an individual nominated or appointed by Swiss Re. Such right shall not be assignable or transferable to any Person, including any Person that succeeds to the rights of Securitas pursuant to Section 4.7, and such right shall terminate as provided in Section 2.12(a)(i).

            (c) In addition, during the term of this Agreement and subject to
Section 2.12, at the first Annual General Meeting held on or after the date of this Agreement and each Annual General Meeting thereafter, the Shareholders, other than the Designating Shareholders and their respective Affiliates (the "Non-Designating Shareholders") holding Voting Common Stock, shall cast their votes to elect five individuals (subject to adjustment pursuant to Section 2.12(a)(i) and to the limitations in Section 2.1(f)) to serve as Directors in addition to the Designated Directors (each such Director that is not a Designated Director, a "Non-Designated Director"). The initial Non-Designated Directors shall be D Directors. At each Annual General Meeting, each Non-Designated Director shall be elected upon the approval of Members (including any who are not Shareholders) holding a plurality of the votes cast at such meeting for the election of such Non-Designated Director in accordance with the Bye-laws, provided that, subject to Section 2.12, each of the Designating Shareholders hereby agrees to abstain, and to cause its Affiliates to abstain, from casting any vote at any such meeting in respect of the election of the Non-Designated Directors and that, if any Designating Shareholder or any of its Affiliates casts a vote in any such election of Non-Designated Directors, such vote shall be disregarded and not counted in such election (it being understood and agreed, however, that the Designating Shareholders and their Affiliates need not be disregarded for the purpose of determining whether any quorum requirement for a General Meeting is satisfied and need not abstain from casting a vote in respect of any election of a Designated Director or any matter other than the election of a Non-Designated Director). Prior to each Annual General Meeting, the Non-Designated Directors shall nominate five individuals (subject to adjustment pursuant to Section 2.12(a)(i)) to succeed them as Non-Designated Directors (which nominees may include one or more of the Non-Designated Directors then in office) and the Company and the Shareholders agree that such nominees shall be presented to the Members for election at such meeting in accordance with this Section 2.1. With respect to each Annual General Meeting, the Members, other than the Designating Shareholders and their respective Affiliates (the "Non-Designating Members"), may nominate, in accordance with the Bye-laws and applicable law (but subject to the limitations in Section 2.1(f)), such individuals as they wish to serve as Non-Designated Directors in lieu of one or more of the individuals nominated by the Non-Designated Directors then in office, or in the event of the latter's failure to make such nominations.

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            (d) The Financial Founder may designate one individual to serve as an observer to the Board of Directors, which observer may be designated as a special consultant (the "Representative"), on the terms and conditions agreed to by the Company and the Financial Founder. The Representative shall be entitled to receive notice of, and to be present at, all regular and special meetings of the Board of Directors, and any meeting of a committee thereof (including the Audit Committee), but shall not have any right to vote at such meetings. The Representative shall not be considered a "Director" of the Company for any purposes hereunder, under the Bye-laws or otherwise. The Representative shall be subject to the obligations concerning the use and disclosure of Information set forth in Sections 7.5 and 7.6 and shall be entitled to the benefit of Section
7.4. In addition, the Company may, in its sole discretion, permit one or more other Shareholder(s) to designate, respectively, an individual to serve as an observer to the Board of Directors (and to the Operating Company Board, pursuant to Section 2.11(c)), on such terms and conditions as the Company may agree with such Shareholder and its observer, which terms and conditions shall (i) except as otherwise agreed between the Company and the appointing Shareholder, be identical to (but separate from) those applicable to the Financial Founder's Representative under this Agreement (including Section 7.4, Section 7.5, Section
7.6 and Section 7.11) (and the Financial Founder's representative to the Operating Company Board), such that each reference herein to the Representative (and the Financial Founder's representative to the Operating Company Board) shall be deemed also to apply to any such other Shareholder's observer appointed from time to time in accordance with this Section 2.1(d), and (ii) in any event, shall not afford such observer rights in respect of the Board of Directors or the Operating Company Board that are greater than those afforded the Representative under this Agreement. Accordingly, any such observer shall not have any right to vote at meetings of the Board of Directors or the Operating Company Board.

            (e) Any election of any Director that takes place at a Special General Meeting or pursuant to a written resolution of the Members shall be effected in accordance with this Section 2.1.

            (f) Notwithstanding Section 2.1(c), if at any time in the future the Financial Founder and/or any of its Transferee Affiliates (but not including any other Affiliate of the Financial Founder) acquires or owns shares of Voting Common Stock which were owned at any time by the Financial Founder without violating the Ownership Limits and proposes to vote such shares in any election of Directors, such votes shall be cast for no more than one Non-Designated Director in such election and, if any such shares are voted for more than one Non-Designated Director, all votes relating to such shares shall be disregarded and not counted in such election. In addition, neither the Financial Founder nor any of its Transferee Affiliates shall nominate for election under this Section
2.1 or under Section 2.4, at any General Meeting, any individual to serve as a Non-Designated Director, unless they are entitled to cast votes in such election as provided in the prior sentence, in which event they shall be permitted (in accordance with the Bye-laws) to nominate no more than one individual for any such election. The Financial Founder shall cause its Transferee Affiliates to comply with this Section 2.1(f).

This Section 2.1(f) shall cease to apply at the first Termination Time for the Financial Founder.

       2.2. Alternate Directors. (a) Each Director may appoint an alternate Director to act in his or her stead (an "Alternate Director") in accordance with the Bye-laws. An Alternate Director to a Designated Director shall be deemed to be such Designated Director (while serving as such in accordance with this Agreement) for all purposes of this Agreement. An Alternate Director to a Non-Designated Director shall be deemed to be such Non-Designated Director (while serving as such in accordance with this Agreement) for all purposes of this Agreement and references to any Director herein shall be deemed to include any such Director's Alternate Director appointed and acting in accordance with the Bye-laws. No Director shall appoint as his or her Alternate Director another Director.

            (b) Any Alternate Director to a Non-Designated Director who attends more than one Board meeting in any year shall be subject to Bye-law 14(1) of the Bye-laws.

       2.3. Removal of Directors. (a) A Director may be removed from office only in accordance with the Bye-laws or as specifically provided in Section 2.3(b), 2.12(a)(i) or Section 5.1(d)(iii).

            (b) Each individual nominated or appointed by Swiss Re to serve as the Swiss Re Director shall be a senior officer of Swiss Re at all times while serving as the Swiss Re Director. If an individual who is serving as the Swiss Re Director ceases to be a senior officer of Swiss Re, such individual shall promptly resign, or, if he or she does not promptly resign, shall be promptly removed by the Board (acting without such individual), from the Board and all committees of the Board.

       2.4. Replacement of Directors. Should the office of any Director become vacant through death, removal, resignation or otherwise, a replacement Director shall be appointed or nominated and elected as follows. In the case of any Designated Director whose office becomes vacant, any Person that was entitled to nominate such Designated Director pursuant to Section 2.1 shall be entitled to appoint the successor to such Designated Director. In the case of any Non-Designated Director whose office becomes vacant: (a) the remaining Non-Designated Directors then in office (if any) shall be entitled to appoint the successor to such Non-Designated Director; or (b) in the event of the failure of such remaining Non-Designated Directors to act for any reason within sixty (60) days after such vacancy occurs, or if no Non-Designated Directors remain on the Board of Directors, the Non-Designating Members shall be entitled to nominate and elect the successor to such Non-Designated Director, in each case pursuant to the Bye-laws and applicable law. Any Director appointed (or nominated and elected) to replace another Director shall serve for the remainder of the term of the Director being replaced, subject to earlier death, removal, resignation or other vacancy.

       2.5. Initial Directors and Bye-laws

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            (a) The initial Directors of the Company shall consist of the individuals named on Schedule II hereto, who will serve as the A Director, the B Director, the C Director and the D Directors, as set forth on such Schedule. Such individuals have been appointed by the initial shareholder of the Company prior to the Closing Date. Each Non-Specified Shareholder who executes and delivers to the Company a subscription agreement by which such Shareholder subscribes for Common Stock for purchase on the Closing Date (each a "Subscription Agreement") has been asked to ratify and approve, or to disapprove, the appointment of the initial Non-Designated Directors or to propose alternate candidates for election to such offices, all in the manner specified in the Subscription Agreements. Each Shareholder that is a Designating Shareholder or an Affiliate of a Designating Shareholder has been asked to ratify and approve, or to disapprove, the initial A Director , B Director or C Director whose successor such Designating Shareholder will be entitled to nominate or appoint pursuant to this Article II. Each Non-Designated Director whose appointment is ratified and approved in this manner by the Non-Specified Shareholders who own a majority of the Voting Common Stock outstanding and owned by all Non-Specified Shareholders on the Closing Date shall be deemed to have been ratified and approved as a Non-Designated Director by the Shareholders and shall serve in such office until the first Annual General Meeting (or until his or her earlier death, removal, resignation or other vacancy). Each Designated Director whose appointment has been ratified and approved in this manner by the relevant Designating Shareholder and its Affiliates who own shares of Voting Common Stock outstanding on the Closing Date will be deemed to have been ratified and approved as a Designated Director and shall serve in such office until the first Annual General Meeting (or until his or her earlier death, removal, resignation or other vacancy).

            (b) In addition, prior to the Closing Date, the Bye-laws of the Company shall be adopted by the initial shareholder of the Company substantially in the form appended as Annex B hereto. Each Shareholder shall ratify the adoption of the Bye-laws substantially in such form on the Closing Date pursuant to the applicable Subscription Agreement. On the Closing Date, the Secretary shall prepare and execute a certificate, substantially in the form of Annex C hereto, certifying that the appointment of the initial eight Directors and the adoption of the Bye-laws were ratified by the Shareholders in accordance with this Agreement.

            2.6. Action by Directors. (a) The Directors shall at all times have weighted voting power, such that each A Director, B Director and C Director shall have one vote on all matters before the Board of Directors and each of the D Directors shall have one and six-tenths (1.6) votes on all matters before the Board of Directors. Except as otherwise required by paragraph (b) of this
Section 2.6 or applicable law, any corporate action taken by the Board of Directors shall be taken by the affirmative vote of a majority of the votes represented by the Directors present and voting at a duly constituted meeting at which a Quorum of the Board is present and acting throughout (or by written consent of all Directors in the manner provided in the Bye-laws), and in the case of an equality of votes the resolution upon which such vote is taken shall fail. Any action required to be taken hereunder solely by the Non-Designated Directors shall be taken at a duly constituted meeting of the Board of Directors at which both a Quorum of the Board and a Quorum of Non-Designated Directors is present and acting throughout, by the affirmative vote of a majority of the votes cast by the Non-Designated Directors who are present and voting at such meeting of the Board, and in the case of an equality of votes the resolution upon which such vote is taken shall fail. No action required to be taken solely by the Non Designated Directors may be taken by written consent. The vote or votes allotted to any particular Director may be cast on any matter properly before such Director only in their entirety and may not be divided or cast in part. Any action to be taken by a committee of the Board shall be taken as provided in or pursuant to the Bye-laws.

            (b) Notwithstanding paragraph (a) above, the affirmative vote of the Applicable Number of the votes entitled to be cast at a meeting of the Board of Directors from time to time (a "Supermajority Vote") shall be required to carry any resolution put to a vote at a meeting of the Board with respect to the following matters:

            (i) a public offering of any securities of the Company (whether made for the account of the Company or any other person, whether or not registered under the securities laws of any jurisdiction and whether or not effected in the United States of America) or the granting of any registration rights, other than in accordance with this Agreement;

            (ii) prior to the consummation of an Initial Public Offering, the authorization or issuance of additional common shares of the Company or securities convertible into or exchangeable or exercisable for such common shares;

            (iii) the issuance of preferred shares, debt securities or any other class of securities;

            (iv) the repurchase, redemption or retirement of any common shares of the Company or any Subsidiary of the Company or securities convertible into or exchangeable or exercisable for such shares;

            (v) the merger, amalgamation, consolidation or sale of substantially all the assets of the Company or any Subsidiary of the Company, or any sale of a majority of the outstanding common shares of the Company or any Subsidiary of the Company by vote (calculated by reference to the total combined voting rights attached to the issued common shares) or by value (calculated by reference to the total combined value of such common shares determined by the Board);

            (vi) any sale or purchase of assets of the Company or any Subsidiary of the Company during a 12-month period with an aggregate value exceeding 15% of the consolidated shareholders' equity of the Company, other than investment activity in the ordinary course of business;

            (vii) the liquidation, dissolution or voluntary winding up of the Company or any Subsidiary of the Company;

            (viii) the creation or modification of Board committees or the appointment of committee members, other than pursuant to paragraph (2) of Bye-law 8 of the Bye-laws;

            (ix) other than pursuant to Section 2.6(d), Section 4.10(b)(i) or
(ii) or Section 5.2 or 5.3, the exchange of Voting Common Stock for Non-Voting Common Stock and vice versa;

            (x) a change in the Auditor of the Company;

            (xi) the approval or rejection of any Transfer of common shares of the Company or securities convertible into or exchangeable or exercisable for such shares requiring the Board of Directors' consent under Section 4.3(a)(i);

            (xii) any amendment to the Memorandum of Association of the Company or the Bye-laws;

            (xiii) material transactions with a Member that, together with its Affiliates, owns 10% or more of the outstanding common shares of the Company, or with any Affiliate of such a Member, other than transactions in the ordinary course of business and insurance or reinsurance transactions;

            (xiv) the engagement in any line of business other than holding the shares of the Operating Company and the engagement in any line of business by the Operating Company other than insurance and reinsurance business;

            (xv) any delegation by the Operating Company of binding underwriting authority to a third party; and

            (xvi) any other matter for which a Supermajority Vote is specifically required by the provisions of this Agreement.

            (c) For the purposes of any resolution put to the vote of the Board of Directors concerning any of the matters enumerated in clauses (xii), (xiii),
(xiv) or (xv) of Section 2.6(b), the "Applicable Number" shall equal at least
7.92 votes (which represents 72% of the total number of votes that could be cast by all eight Directors at a duly constituted meeting attended by all such Directors). For the purposes of any resolution put to the vote of the Board of Directors concerning any of the matters enumerated in the remaining clauses of
Section 2.6(b), the "Applicable Number" shall equal (subject to Section 4.13(f)) at least 7.37 votes (which represents 67% of the total number of votes that could be cast by all eight Directors at such a meeting).

            (d) All application and administration of the provisions of this Agreement, as well as all determinations to be made, waivers to be granted and other decisions or actions to be taken by the Board of Directors (or any committee, Officer or other Person duly authorized to act under authority of the Board of Directors) pursuant to this Agreement (including pursuant to Section
4.8 (b)) shall be made, granted or taken, or omitted to be made, granted or taken, as the case may be, in the sole discretion of the Board (or such authorized committee, Officer or other Person), as applicable, and shall be final and binding on all Shareholders. Notwithstanding anything to the contrary provided in this Agreement, however, the authority of the Board to grant any waiver shall be subject to the limitations in Section 7.7(a) and the authority of the Board to make any determination, grant any waiver or take any other decision or action that requires a resolution to be passed by a Supermajority Vote of the Directors may not be delegated to any committee, Officer or other Person acting under Board authority. In addition, notwithstanding anything to the contrary provided in this Agreement, the approval of the Board of Directors, acting by a simple majority, shall be required for any of the following: (i) any reduction in voting power pursuant to Bye-law 51 of the Bye-laws, (ii) any conversion of Common Stock pursuant to Section 5.2 or 5.3 or paragraph (2) or
(3) of Bye-law 64 of the Bye-laws or (iii) any disposition of Common Stock pursuant to Section 5.2 or 5.3 or paragraph (2) or (3) of Bye-law 64 of the Bye-laws. Upon request of any Director, the Board of Directors shall consider whether to retain and, if it determines to do so, shall retain outside counsel (after considering such factors relevant to the retention of counsel as it deems appropriate), with regard to the application of the Ownership Limits, the "related party insurance income" and "controlled foreign corporation" provisions of the Code, and/or the application of the voting right cutback of Bye-law 51.

            2.7  Quorum. (a) Subject to clauses (i) through (iii) of this
Section 2.7(a), to Section 2.7(b)(iii) to Section 2.12(a)(i) and to Section 5.1(d)(iii), five Directors, who shall include both Industry Founder Directors and three additional Directors, shall constitute a quorum at any regular or special meeting of the Board of Directors (a quorum constituted in accordance with this Section 2.7(a), a "Quorum of the Board"). Notwithstanding the preceding sentence, the requirements to constitute a Quorum of the Board may be adjusted as follows:

            (i) if any Industry Founder Director (or his or her Alternate Director) fails to attend a meeting of the Board of Directors for which valid and timely notice has been given in accordance with the Bye-laws (such initially called meeting, the "Initial Meeting"), then such meeting shall be adjourned until a later date to be determined by the Secretary, provided that such later date shall not be more than ten Business Days after the date of the Initial Meeting and provided, further that notice of such adjournment and the agenda for the adjourned meeting shall be delivered to all Directors at least five Business Days prior to the date on which the postponed meeting is scheduled to reconvene (the meeting scheduled for such later date, the "Postponed Meeting");

            (ii) if any Industry Founder Director (or his or her Alternate Director) fails to attend the Postponed Meeting, then such meeting shall be further adjourned until a later date to be determined by the Secretary, provided that such later date shall not be more than ten Business Days after the date of the Postponed Meeting and provided, further that notice of such adjournment and the agenda for the adjourned meeting shall be delivered to all Directors at least five Business Days prior to the date on which such further adjourned meeting is scheduled to reconvene (the meeting scheduled for such later date, the "Second Postponed Meeting"); and

            (iii) for purposes of a Second Postponed Meeting, four Directors shall constitute a Quorum of the Board and there shall be no requirement that any Industry Founder Director (or his or her Alternate Director) be among those Directors in attendance in order to constitute such Quorum of the Board.

            (b) Subject to clauses (i) through (iii) of this Section 2.7(b), the quorum necessary for the Non-Designated Directors to take action required to be taken solely by the Non-Designated Directors at any meeting of the Board of Directors (a "Quorum of Non-Designated Directors") shall be the total number of Non-Designated Directors then in office adjusted as follows:

            (i) if such number of Non-Designated Directors (including any of their Alternate Directors) fails to attend a meeting of the Board of Directors for which valid and timely notice has been given in accordance with the Bye-laws and at which the Non-Designated Directors are to take action required to be taken solely by the Non-Designated Directors (such initially called meeting, the "First Meeting"), or if a Quorum of the Board is not present at such meeting, then such meeting shall be adjourned (with respect to such action only) until a later date to be determined by the Secretary, provided that such later date shall not be more than ten Business Days after the date of the First Meeting and provided, further that notice of such adjournment and the agenda for the adjourned meeting shall be delivered to all Directors at least five Business Days prior to the date on which the postponed meeting is scheduled to reconvene (the meeting scheduled for such later date, the "Second Meeting");

            (ii) if such number of Non-Designated Directors (including any of their Alternate Directors) fails to attend the Second Meeting, or if a Quorum of the Board is not present at such meeting, then such meeting shall be further adjourned (with respect to such action only) until a later date to be determined by the Secretary, provided that such later date shall not be more than ten Business Days after the date of the Second Meeting and provided, further that notice of such adjournment and the agenda for the adjourned meeting shall be delivered to all Directors at least five Business Days prior to the date on which the postponed meeting is scheduled to reconvene (the meeting scheduled for such later date, the "Third Meeting"); and

            (iii) for purposes of a Third Meeting, Non-Designated Directors holding a majority of the votes entitled to be cast at a meeting of the Board of Directors by all Non-Designated Directors then in office shall constitute a Quorum of Non-Designated Directors for such action, provided that any four Directors are in attendance at the Third Meeting, which four Directors shall constitute a Quorum of the Board solely for purposes of any action required to be taken solely by the Non-Designated Directors at such Third Meeting.

The Non-Designated Directors shall not take any action required to be taken solely by the Non-Designated Directors other than at a duly constituted meeting of the Board of Directors at which both a Quorum of the Board of Directors and a Quorum of Non-Designated Directors (in each case, subject to adjustment in accordance with this Section 2.7) is present and acting throughout to the extent required by the foregoing. A Quorum of Non-Designated Directors shall not be necessary for any action to be taken by the Board of Directors unless such action is required to be taken solely by the Non-Designated Directors. The only action required under this Agreement to be taken solely by the Non-Designated Directors is such action as is necessary in order to nominate any person for election as a Non-Designated Director at any General Meeting (or pursuant to a written resolution of Members), or to appoint a person to fill a vacancy among the Non-Designated Directors pursuant to Section 2.4.

            2.8. Audit Committee; Committees. (a) The Board of Directors shall annually, during the term of this Agreement, appoint an Audit Committee which shall nominate the independent auditors of the Company and, in consultation with such auditors, review and supervise the accounting policies and procedures of the Company. The Audit Committee shall be comprised of at least four members, the number of which, from time to time, shall be determined by the Board by majority vote, subject to the following:

            (i) Subject to Section 2.12(a)(i), each Designated Director who wishes to be a member of the Audit Committee shall be a member; and

            (ii) the AIG Director shall be the chairman of the Audit Committee, unless he or she declines to serve as chairman or declines to be a member of such committee, provided that, upon any loss by AIG of its rights as a Founder pursuant to Section 2.12(a)(i), the chairman of the Audit Committee shall be such Director as the Board of Directors may designate from time to time;

provided that upon and after an Initial Public Offering, the right of any Director to be a member or Chairman of the Audit Committee shall cease if the Board of Directors determines that such membership would be inconsistent with compliance by the Company with applicable stock exchange or quotation system rules pertaining to listed/quoted companies' audit committees.

            (b) Every committee of the Board of Directors shall include each of the Designated Directors should they each respectively elect to be members of any such committee. A Director, other than a Designated Director, serving as a member of any committee of the Board of Directors may be removed from membership in such committee in the circumstances provided in, and in accordance with, the Bye-laws. Any successor to such Non-Designated Director on such a committee shall be appointed by the Board of Directors in accordance with the Bye-laws. A Designated Director serving as a member of any committee of the Board of Directors may be removed from membership in such committee (i) in connection with and pursuant to such Designated Director's removal from office as a Director in accordance with Section 2.3; and (ii) in the case of the Audit Committee, if the Designated Director ceases to have the right to be a member of the Audit Committee pursuant to the proviso of Section 2.8(a). Subject to the proviso of Section 2.8(a), the successor to such Designated Director appointed to the Board of Directors in accordance with Section 2.4 shall be the successor to such Designated Director on such committee and shall serve on such committee in a capacity identical to that of his or her predecessor (including, in the case of an AIG Director, as chairman of the Audit Committee).

            2.9. Executive Officers. The Board of Directors shall appoint such officers of the Company ("Officers") as it may determine from time to time pursuant to the Bye-laws. Such Officers shall serve subject to the pleasure of the Board. Each of the Secretary and the principal representative of the Company shall be Bermuda residents for so long as the Bermuda residency of two such persons is required by Bermuda law, unless the Board determines from time to time that such requirement has otherwise been satisfied. The initial Officers of the Company shall be those individuals set forth on Schedule III hereto, unless and until the Board of Directors determines otherwise.

            2.10. Shareholders Meeting Chairman. The Chairman of the Board of Directors shall have the right to act, or to designate an individual to act, as chairman of each General Meeting at which the Chairman is present. If the Chairman is absent, or shall fail to act as Chairman or to designate an individual so to act at any such meeting, the Deputy Chairman of the Board of Directors shall have the right to act as chairman of the General Meeting, or to designate an individual so to act.

            2.11. Operating Company Board of Directors. The board of directors of the Operating Company (the "Operating Company Board") shall be constituted of eight directors who shall be at all times the same individuals who are members of, and be identical to, the Board of Directors. The Directors, in their capacity as directors of the Operating Company Board, shall have weighted voting power identical to the voting power exercised by each on the Board of Directors. The Company shall take such actions as may be necessary to cause such individuals to be elected or appointed to the Operating Company Board as is contemplated in this Section 2.11.

            The bye-laws and governance mechanisms of the Operating Company shall be implemented so as to cause the management and governance of the Operating Company to parallel, as closely as practicable, the management, governance and exculpation provisions set forth in this Article II and Section
7.4. In furtherance of the foregoing, the bye-laws and governance mechanisms of the Operating Company shall, in substance, provide, without limitation:

            (a) The Operating Company Board (including the chairman and the deputy chairman and any committees thereof) shall at all times be identical to the Board of Directors and the committees thereof, respectively; provided that the Operating Company Board may have such additional committees as such board may determine, and provided, further, that any director who is a Designated Director shall be entitled to sit on any such committee if he or she so elects.

            (b) Directors of the Operating Company may appoint alternate directors, provided that such alternates must be the same person appointed as such director's Alternate Director with respect to such Director's seat on the Board of the Company.

            (c) The Financial Founder shall have the right to appoint an observer or special consultant to the Operating Company Board, who shall be the same person as the Representative and who shall have the rights referred to in
Section 2.1(d) (as though references to the Board of Directors and the Company therein were references to the Operating Company Board and the Operating Company, respectively).

            (d) Directors of the Operating Company may only be removed from the Operating Company Board or any committee thereof as a result of, or in connection with, their removal from the Board of the Company or the corresponding committee thereof in accordance with Section 2.3.

            (e) The same requirements for a quorum (those set forth in Section 2.7) shall be required for a meeting of the Operating Company Board. Any corporate action taken by the Operating Company Board shall be taken by the affirmative vote of the majority of the votes represented by the directors present at a duly constituted meeting at which a quorum is present (or by written consent of all Operating Company directors), except as required by law and except that any action on a matter to be undertaken by the Operating Company which, if taken by the Company's Board of Directors would require a Supermajority Vote, shall require a corresponding supermajority vote of the Operating Company Board.

            (f) The Operating Company Board shall appoint such officers of the Operating Company as it may determine from time to time pursuant to the bye-laws of the Operating Company. Such officers shall serve subject to the pleasure of the Operating Company Board. Each of the secretary and the principal representative of the Operating Company shall be Bermuda residents for so long as the Bermuda residency of two such persons is required by Bermuda law, unless the Operating Company Board determines from time to time that such requirement has otherwise been satisfied.

            (g) The chairman of the Operating Company Board shall have the right to act, or to designate an individual to act, as chairman of each shareholders meeting at which the chairman is present. If the chairman is absent, or shall fail to act as chairman or to designate an individual so to act at any such meeting, the deputy chairman of the Operating Company Board shall have the right to act, or to designate an individual to act, as chairman of the shareholders meeting.

            In addition, the Company and the Operating Company shall enter into an agreement whereby the Company shall waive any claim or right of action it might have against any director, alternate director or officer of, or any Financial Founder's representative to, the Operating Company, to at least the same extent as Shareholders are waiving claims and rights of action against any Director, Alternate Director, Officer or Representative under Section 7.4. The Operating Company shall obtain and maintain directors' and officers' liability insurance for the benefit of all the directors, alternate directors and officers and the Financial Founder's representative (and, if the Operating Company Board so determines in its sole discretion, any employees of the Operating Company) on such terms and conditions as the Operating Company Board shall approve in its sole discretion.

            2.12. Depletion of Specified Shareholders' Positions. (a) Except as otherwise provided below, the following shall apply at any Termination Time for a Specified Shareholder:

            (i) At the Termination Time for any Designating Shareholder: such Designating Shareholder (including Swiss Re, in the case of Securitas) shall cease to be entitled to nominate or appoint a Director (annually or to fill any interim vacancy) pursuant to Section 2.1(b) or Section 2.4; the Shareholders shall no longer be obligated to exercise their voting rights to elect a Director nominated by such Designating Shareholder pursuant to Section 2.1(b); a Director nominated or appointed by such Designating Shareholder shall no longer be required to be in attendance at any meeting of the Board of Directors in order to constitute a Quorum of the Board pursuant to Section 2.7 (if applicable); the individual nominated or appointed by such Designating Shareholder to serve as the A Director, B Director or C Director, as the case may be, shall promptly resign (or if such Director does not promptly resign, shall be promptly removed by the Board (acting without such individual)) from the Board, including any committee of the Board, unless reappointed by the Non-Designated Directors pursuant to Section 2.4 (acting without such individual and as if a vacancy were being filled), in which event such individual may continue to serve as the A Director, B Director or C Director, as the case may be, until his or her successor is elected or appointed pursuant to this Agreement and the Bye-laws (or until any earlier death, removal, resignation or other vacancy); the A Director, B Director or C Director, as the case may be, shall become and at all times thereafter be a Non-Designated Director for all purposes of this Agreement and shall be subject to the nomination and election provisions governing Non-Designated Directors set forth in Section 2.1(c), provided that such A Director, B Director or C Director shall at all times continue to have one vote on all matters before the Board of Directors; each of such Designating Shareholder and its Affiliates that are Shareholders shall be entitled to vote as a Non-Designating Shareholder in the election of Non-Designated Directors pursuant to Section 2.1(c) for as long as such Person remains a Shareholder (to the extent that such Shareholder holds Voting Common Stock); and thereafter the Non-Designating

Members shall be entitled to elect (A) in the case of the first Termination Time for a Designating Shareholder, 6 Directors, 5 of whom will be D Directors, each with 1.6 votes, and one of whom will be an A Director, a B Director or a C Director, as the case may be, with one vote, (B) in the case of the second Termination Time for a Designating Shareholder, 7 Directors, 5 of whom will be D Directors, each with 1.6 votes, and two of whom will be an A Director, a B Director or a C Director, as the case may be, each with one vote, and (C) in the case of the third Termination Time for a Designating Shareholder, 8 Directors, 5 of whom will be D Directors and three of whom will be an A Director, a B Director or a C Director, as the case may be, each with one vote.

            (ii) at the Termination Time for any Founder, such Founder shall no longer be entitled to acquire Common Stock in a Transfer pursuant to Section 4.3(a)(ii)(B);

            (iii) at the Termination Time for any Founder, such Founder shall no longer be entitled, in the capacity of a Founder, to demand registration of Common Stock for an Initial Public Offering pursuant to Section 6.2(a)(i);

            (iv) at the Termination Time for any Specified Shareholder, such Specified Shareholder shall no longer be entitled, in the capacity of a Specified Shareholder, to demand registration of Common Stock for any Subsequent Registered Public Offering pursuant to Section 6.2(a)(ii);

            (v) at the Termination Time for any Founder, such Founder shall no longer be required to permit other Shareholders to participate in a Proposed Private Sale pursuant to Section 4.13;

            (vi) at the Termination Time for any Specified Shareholder, the consent of such Specified Shareholder, in its capacity as a Founder or as Securitas, as the case may be, shall no longer be required with respect to any termination, amendment or waiver of this Agreement or any rescission, alteration or amendment of the Bye-laws to the extent required by Section 7.7(a)(i) or (ii) or Section 7.7(b)(i) or (ii), as the case may be; and

            (vii) at the Termination Time for any Founder, such Founder shall no longer be deemed to be a Founder for the purpose of triggering preemptive rights for each Shareholder with respect to a Subject Issuance involving the issuance of Common Stock (or rights to acquire Common Stock) at a price per share equal to or greater than $11.40 pursuant to the proviso of Section 4.11(a) (although any right that such Founder may have in its capacity as a Shareholder to exercise any preemptive rights that otherwise may apply to each Shareholder pursuant to Section 4.11(a) shall not be affected).

For purposes of this Section 2.12, the "Termination Time" for any Founder shall be the first time after the Closing Date when such Founder and its Affiliates, taken together, own shares of Common Stock on a Fully Diluted Basis in an amount that is (i) less than 50% of such Founder's Original Number or (ii) solely for the purposes of

Section 2.12(a)(iv) and (v) above, less than 25% of such Founder's Original Number. For the purposes of this Section 2.12, the "Termination Time" for Securitas shall be the first time after the Closing Date when Securitas and its Eligible Affiliates, taken together, own shares of Common Stock on a Fully Diluted Basis in an amount that is (i) less than 75% of Securitas's Original Number or (ii) solely for the purposes of Section 2.12(a)(iv) and (vi) above, less than 50% of Securitas's Original Number; provided, however, that the Termination Time specified in clause (i) of this sentence (the "First Securitas Termination Time") may also be deemed to have occurred as provided in Section 5.1(d).

            (b) Except to the extent terminated pursuant to this Section 2.12 or as may be specified elsewhere herein, a Specified Shareholder shall continue to have the rights and obligations specifically provided for such Specified Shareholder, as such Specified Shareholder, in this Agreement. Without limiting the foregoing, any individual serving as a Designated Director who resigns at the relevant Termination Time shall remain entitled to the benefits of Section
7.4 with regard to all acts taken or omitted to be taken by such individual in his or her capacity as a Designated Director, as the case may be, prior to such Termination Time and shall remain subject to any obligation regarding the use or disclosure of Information obtained in his or her capacity as a Designated Director that may exist at such Termination Time. Nothing in this Section 2.12 shall affect the rights or obligations of a Specified Shareholder in its capacity as a Shareholder hereunder.

            2.13. Warrants. Each of the Shareholders hereby acknowledges and agrees that the Company shall have executed, or will execute, on or prior to the date of this Agreement, and shall issue in favor of each of the Founders, Warrants exercisable at the option of the holder thereof, upon the terms and conditions set forth therein, for the purchase of shares of Common Stock, and that a holder of Warrants shall be entitled to Transfer such Warrants to the extent permitted thereby and hereby. Transfers of the Warrants shall be subject to the same restrictions upon Transfer as apply to the Transfer of shares of Common Stock under Article IV (it being understood and agreed that, for the purpose of applying any Transfer restrictions in Article IV (other than the Ownership Limits except to the extent so required by such limits) any Transfer of a Warrant shall be deemed also to be a Transfer of the Warrant Shares issuable upon exercise of such Warrants). Any Common Stock issued by the Company, and any warrants, options or other rights to acquire Common Stock (other than Warrants) issued by the Company, in each case, to a Person who is or becomes a Shareholder after the Closing Date shall be subject to the Transfer restrictions set forth in Article IV and may also be subject to any other transfer restrictions approved or authorized by the Board of Directors; provided, however, that any such rights issued to such a Person pursuant to an employment agreement or employee benefit plan authorized or approved by the Board (but not the shares of Common Stock issuable upon exercise of such rights) may be subject to such transfer restrictions (if any) as the Board may authorize or approve and need not be subject to the Transfer restrictions in Article IV (other than Section 4.4(b)).

            2.14. Waiver of Notice. Notwithstanding any other provision hereof, any requirement in this Agreement that notice of a meeting or any other matter be given to a Director, a Shareholder or any other Person may be waived by such Person in any matter permitted in the Bye-laws and applicable law.

                                  ARTICLE III

                       CERTAIN SHAREHOLDER UNDERTAKINGS

            3.1. Grant of Proxy. Each Shareholder hereby grants a proxy to the Chairman and the Deputy Chairman of the Board of Directors from time to time (or either of them or any designee of either of them) for the purpose of casting such Shareholder's vote at any General Meeting or any other meeting of holders of capital stock of any class (and for the purpose of executing in the name of such Shareholder any written resolution of Members), in each case for the sole purpose of giving effect to the requirements set forth in Section 2.1(b) and
Section 3.4. The Person(s) exercising the foregoing proxy may do so by delivering to the Secretary a writing in any form stating the number of shares of Common Stock entitled to vote in respect of which the proxy is being exercised, the Shareholder(s) on the behalf of whom it is being exercised, the number of votes being cast and how they are being cast, which writing shall be signed by the Person(s) exercising such proxy but shall not be required to be signed or approved by any Shareholder(s) on whose behalf such proxy is being exercised. The foregoing proxy shall be irrevocable and shall be deemed to be coupled with an interest.

            3.2. Restrictions on other Agreements. No Shareholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Common Stock other than those granted or established by this Agreement, nor shall any Shareholder enter into any stockholder agreement or arrangements of any kind with any Person with respect to the Common Stock or the Warrants, in either case, on terms that are inconsistent with the provisions of this Agreement, or that would interfere with the ability of any Shareholder to comply with the provisions of this Agreement (whether or not such agreements and arrangements are with other Shareholders or with holders of Common Stock that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting of shares of Common Stock on terms that are inconsistent with the provisions of this Agreement, or that would interfere with the ability of any Shareholder to comply with the provisions of this Agreement or that would result in a violation of the Ownership Limits.

            3.3. Further Action. Each Shareholder shall, so long as such Shareholder owns any shares of Common Stock (other than Freely Transferable Shares), take any and all action (on a timely basis) necessary in order to ensure that such Shareholder performs its obligations under, and otherwise complies with, the provisions of this Agreement, including by execution and delivery of such instruments as may be requested. Notwithstanding the foregoing but subject to Section 3.4, with respect to any proposition to be voted upon by the Shareholders, any Shareholder with a conflict of interest may abstain from voting on such proposition, so long as such abstention does not prevent the taking of any action by the Company (unless such Shareholder's fiduciary duty under ERISA requires otherwise).

            3.4. Exercise of Voting Rights Attributed by Law. In the event that, at any General Meeting or in respect of any written resolution of Members, Shareholders holding Non-Voting Common Stock are entitled under Bermuda law to vote on any matter (such as an amalgamation), notwithstanding the fact that their shares do not carry any voting rights under the Bye-laws, each such Shareholder shall cast the votes corresponding to its Non-Voting Common Stock in proportion to the votes cast by Members holding Voting Common Stock at such meeting (or by such written resolution) for, against or abstaining from any resolution on such matter. In such an event, the Chairman or Deputy Chairman (or any designee of either of them) shall exercise the proxy granted by all Shareholders pursuant to Section 3.1 to cause all Shareholders' Non-Voting Shares to be voted in the manner required by this Section 3.4.

                                   ARTICLE IV

                            TRANSFER RESTRICTIONS

            4.1. Restrictions on Transfers of Shares. During the term of this Agreement, no Shareholder may, directly or indirectly, sell, assign, transfer or otherwise dispose of, or pledge or otherwise encumber, any shares of Common Stock (any such transaction, a "Transfer" and any such Shareholder, a "Transferor") to or in favor of any other Person (including by operation of law) (a "Transferee"), except as provided in this Article IV and subject, in all cases, to Section 4.4. It is understood and agreed that any issuance of Common Stock or other securities by the Company shall not be subject to the restrictions of this Article IV. It is further understood and agreed that a change in the ownership or control of any Shareholder which is not an individual, directly or indirectly, will not be deemed to be a Transfer of any Common Stock (or rights to acquire Common Stock) held by such Shareholder unless and until a majority of the voting interests in, or the power to direct the policies, management and affairs of, such Shareholder, becomes held, directly or indirectly, by any Person or group of Affiliated Persons that did not hold a majority of such voting interests, or that did not hold such power, as the case may be, directly or indirectly, at the time such Shareholder most recently became a Shareholder (any such change, a "Change of Control" and any such Person or group of Affiliated Persons that so held such voting interests or power immediately prior to such Change of Control, the "Initial Control Person"), whereupon a Transfer of such Common Stock (and any such rights) shall be deemed to have occurred for the purposes of, and shall be required to comply with, this
Article IV, provided that in all cases a Change of Control of the Ultimate Parent of such Shareholder shall not be such a Transfer, and provided further, that such Shareholder shall be deemed to be the Transferee of all such Common Stock (and rights) that it continues to own after such Transfer and the Initial Control Person with respect to such Change of Control shall be deemed to be the Transferor thereof. Any Transfer deemed to have occurred upon a Change of Control as described in the preceding sentence shall be deemed to have been permitted if such Transfer, had it occurred other than by virtue of such Change of Control, would have been permitted under this Article IV.

            4.2. Transfers Under Certain Conditions. (a) Except as provided in Sections 4.3, 4.4 and 4.5, no Shareholder may Transfer any shares of Common Stock, in whole or in part, prior to the fifth anniversary of the Closing Date (the five-year period from (and including) the Closing Date to (but excluding) such fifth anniversary, the "Investment Period").

            (b) After the Investment Period, a Shareholder may Transfer any shares of Common Stock, in whole or in part, subject to Sections 4.4 and 4.6.

            4.3. Transfers During Investment Period. (a) During the Investment Period, no Shareholder may Transfer any shares of Common Stock, in whole or in part, unless the Transfer meets the requirements of any one of clauses (i) through (vi) below (or is made pursuant to Section 4.12 or Section 4.13):

            (i) the Transfer is effected with the prior approval of the Board of Directors acting by a Supermajority Vote (which approval may be withheld in the sole discretion of the Board for any reason); or

            (ii) the Transfer is made by a Non-Specified Shareholder at any time (or by Securitas or any of its Affiliates after the consummation of an IPO) either (A) to a Transferee that, upon consummation of the Transfer and together with its Affiliates, would not Beneficially Own (other than Beneficial Ownership arising solely by virtue of being a party to this Agreement) a number of shares of Common Stock that would equal or exceed 5% of the total number of shares of Common Stock then outstanding on a Fully Diluted Basis or (B) to a Founder or its Affiliates; or

            (iii) the Transfer occurs in connection with a transaction in which the Ultimate Parent of the Transferor consolidates, amalgamates or merges with, or sells or otherwise conveys all or substantially all of its assets to, another Person, such that all shares of Common Stock owned by the Transferor become owned, directly or indirectly through one or more Subsidiaries, by the Person surviving such consolidation, amalgamation or merger or acquiring all or substantially all of such assets; or

            (iv) the Transfer is made to any Affiliate or Related Person of the Transferor; provided that, if the Transferee ceases to be an Affiliate or a Related Person of the Transferor at any time after the Transfer, then (unless the original Transfer would have been permitted under this Article IV if effected immediately after such time) the Transferee shall promptly Transfer all Common Stock (and any rights to acquire Common Stock) acquired in the original Transfer either back to the Transferor or an Affiliate or Related Person of the Transferor, which Transfer (for purposes of this clause (iv)) shall be treated as a Transfer to an Affiliate, provided that such subsequent Transfer would comply with this Article IV, or to another Person in a Transfer that complies with (x) Section 4.3(a)(i) (whether or not during the Investment Period) and (y) the other applicable provisions of this Article IV, and provided, further that, subject to Section 4.1, (A) no Transfer by Securitas or any Eligible Affiliate shall be permitted pursuant to this clause (iv) unless such Transfer is made to an Eligible Affiliate, (B) if any Common Stock is Transferred to an Eligible Affiliate that thereafter ceases to be an Eligible Affiliate, such Common Stock shall promptly be Transferred to an Eligible Affiliate (or in a Transfer that complies with Section 4.3(a)(i), whether or not during the Investment Period, and the other applicable provisions of this
Article IV) and (C) any Transfer of Common Stock by Securitas to Eligible Affiliates shall in all cases be to Swiss Re and its Eligible Affiliates, on the one hand, and Credit Suisse and its Eligible Affiliates, on the other hand, in proportion to their respective ownership percentages of Securitas on the date hereof; or

            (v) the Transfer is made in an Initial Public Offering or any subsequent Registered Public Offering effected in accordance with this Agreement; or

            (vi) the Transfer is made in an Open Market Sale after the consummation of an Initial Public Offering, in accordance with Section 4.5.

            (b) Continuing Effect of Transfer Restrictions. Following any Transfer of shares of Common Stock in accordance with this Section 4.3, the restrictions provided for in Section 4.2 shall continue to apply to the shares of Common Stock so Transferred, other than shares of Common Stock that become Freely Transferable Shares.

            4.4 General Conditions to Transfer. Every Transfer of shares of Common Stock, whether made during or after the Investment Period (other than a Transfer of Freely Transferable Shares or a Transfer in an Open Market Sale, to the extent so provided in Section 4.5 and 4.6) must comply with the following requirements as applicable:

            (a) unless the Transfer is made in a Registered Public Offering, each Transferee shall be an "accredited investor" as defined in Regulation D under the Securities Act;

            (b) no Person shall be in violation of the applicable Ownership Limits by reason of such Transfer, provided that, notwithstanding any other provision of this Article IV, any Transfer of Voting Common Stock (other than Freely Transferable Shares) to an investment partnership that is an Affiliate of the Transferor shall be deemed to violate the Ownership Limits unless such Transfer is by a Person that is not a natural person and a majority of the equity ownership interest in such Transferee partnership and a majority of the equity ownership interest in such Transferor are under common ownership, either directly or indirectly;

            (c) unless the Transfer is made in a Registered Public Offering, no registration of any securities shall be required under the Securities Act or the Securities Exchange Act, or any other applicable securities or "blue sky" laws, by reason of such Transfer;

            (d) unless the Transfer is made in a Registered Public Offering, each Transferee (other than the Company) shall expressly assume (in an assumption agreement substantially in the form attached hereto as Annex E) the rights and obligations of a Shareholder under this Agreement;

            (e) the Transfer shall not violate any applicable Underwriters' Lockup; and

            (f) until such time as the Company shall become subject to Section 13 or 15(d) of the Securities Exchange Act, the Transfer shall be in accordance with the requirements of Section 4.9 (Minimum Ownership Amount).

           4.5. Open Market Sales. After the consummation of an Initial Public Offering, a Shareholder may Transfer shares of Common Stock without regard to the restrictions imposed by Sections 4.3 and 4.4 (other than Section 4.4(b)), if the following conditions are satisfied:

            (a) the shares of Common Stock Transferred shall be sold into the open market in accordance with the applicable requirements of Rule 144 under the Securities Act;

            (b) the Transferor shall have delivered to the Company in advance of the Transfer (i) a properly completed and signed certificate of the Transferor, substantially in the form attached hereto as Annex D-1, and (ii) if required by the terms of such Transferor's certificate, a properly completed and signed certificate of the Transferee substantially in the form of Annex D-2, in the case of any such Transfer during the Investment Period, or Annex D-3, in the case of any such Transfer after the Investment Period (the certification(s) required by clauses (i) and (ii), collectively, an "Open Market Transfer Certificate"); and

            (c) the Transfer shall not violate any applicable Underwriters' Lockup.

The Company need not accept any Open Market Transfer Certificate if it has reasonable grounds to believe that such certificate is false, in which case the Shareholder shall not Transfer the shares of Common Stock. Neither the Company nor the Transferor shall have any obligation to determine the identity of any Transferee or otherwise investigate the circumstances in which the Transfer is to occur.

           4.6. Freely Transferable Shares. All shares of Common Stock Transferred in compliance with Section 4.5 or in a Registered Public Offering conducted in compliance with this Agreement shall, immediately upon consummation of such Transfer, be "Freely

Transferable Shares". A Transfer involving only Freely Transferable Shares shall not be subject to the requirements of Sections 4.2 through 4.5 (other than Section 4.4(b)).

            4.7 Effect of Transfer. (a) The Company shall not register the Transfer of any shares of Common Stock (other than shares of Common Stock that, immediately after such Transfer, would be Freely Transferable Shares) unless the Transferee is already a Shareholder (or the Company) or executes and delivers to the Company an assumption agreement substantially in the form of Annex E. Upon any such registration of a Transfer to a Transferee that was not previously a Shareholder, the Transferee (whether or not such Person has executed and delivered such assumption agreement for any reason) shall automatically and without any further action become and assume all of the applicable rights and obligations of a Shareholder under this Agreement. Notwithstanding the foregoing, a Transferee of shares of Common Stock Transferred by a Founder or Securitas shall not succeed to the rights of such Founder as a Founder, or of Securitas as a Specified Shareholder, as the case may be, under this Agreement, unless such Transfer involves all of the shares of Common Stock held by such Founder or Securitas, as the case may be, at the time of the Transfer and is made in compliance with Section 4.3(a)(iii) or (iv) (whether or not the Transfer occurs during the Investment Period) and Section 4.4.

            (b) If, following any Transfer, the Transferor no longer holds any shares of Common Stock (other than Freely Transferable Shares) or any Warrant (or any other rights to acquire Common Stock that may be subject hereto), such Transferor (other than a Founder that has transferred Common Stock to one of its Affiliates that continues to hold such Common Stock) shall cease to be a Shareholder for all purposes of this Agreement, provided that any rights, obligations and liabilities of such Shareholder arising hereunder prior to such cessation shall be unaffected.

            4.8. Compliance and Waiver. (a) In connection with any Transfer of shares of Common Stock subject to Section 4.3 or 4.4 (other than Transfers in a Registered Public Offering), the Company may require the Transferee and/or the Transferor to provide such documentary or other evidence, in such form and substance as the Company may reasonably request, in its sole discretion, in order to ensure compliance with this Article IV. Without limiting the foregoing, such evidence may include certificates as to ownership of shares of Common Stock, as contemplated by Section 5.1 or otherwise, and an opinion of counsel acceptable to the Company to the effect that registration of such shares of Common Stock will not be required under the Securities Act in connection with such Transfer (taking into account any other past or future Transfers which, in such counsel's view, are appropriately integrated therewith, including, if appropriate, sales pursuant to the Subscription Agreements).

            (b) The Board of Directors, in a resolution passed by a Supermajority Vote, in its sole discretion for any reason, may waive any requirement of this Article IV (as well as Section 5.1 relating to the Ownership Limits). The Board of Directors, in a resolution passed by a simple majority (in accordance with Section 2.6(a)), may also apply and administer the provisions of this Article IV (as well as Section 5.1 relating to the Ownership Limits) in connection with any Transfer or class of Transfers or any ownership of shares of Common Stock. In addition, the Board of Directors may authorize any Officer to apply and administer the provisions of this Article IV (as well as Section 5.1 relating to the Ownership Limits) in connection with any Transfer or class of Transfers or any ownership of shares of Common Stock. Notwithstanding the foregoing, the Board may not waive, apply or administer any provision of this Article IV (or Section 5.1 relating to the Ownership Limits) so as to permit a Transfer or any ownership of shares of Common Stock that the Board, in its reasonable judgment, determines would be reasonably likely to result in a violation of the Ownership Limits in a manner that would be prejudicial to the U.S. federal income tax treatment of the Members, or in violation of any applicable law. In addition, and notwithstanding the foregoing, no Officer may apply or administer any provision of this Article IV (or Section 5.1 relating to the Ownership Limits) so as to permit a Transfer or any ownership of shares of Common Stock that such Officer, in his or her reasonable judgment, determines would be reasonably likely to result in a violation of the Ownership Limits or any applicable law, and no Officer shall be authorized to grant or deny any approval of a Transfer pursuant to Section 4.3(a)(i) or to take any other action or make any other determination that would, in the Board of Directors' reasonable judgment, require an exercise of discretion by such Officer that is beyond the scope of the ministerial, administrative and procedural authority appropriately delegated to such Officer hereunder.

       4.9. Minimum Ownership Amount. Until such time as the Company shall become subject to Section 13 or 15(d) of the Securities Exchange Act, any Transfer that would result in the Transferor or the Transferee owning less than the Minimum Ownership Amount (except to the extent that, in such Transfer, the Transferor Transfers all of its shares of Common Stock to a single Transferee and, upon such Transfer, ceases to own any shares of Common Stock) shall be prohibited. The "Minimum Ownership Amount" shall mean an amount of Common Stock (subject to adjustment as indicated below) equal to the least of (a) 175,000 shares of Common Stock, (b) the aggregate amount of shares of Common Stock purchased by the Transferor on the Closing Date (if any), and (c) solely with respect to a Shareholder that Transfers shares in a Private Sale pursuant to
Section 4.13, the aggregate amount of shares of Common Stock owned by such Shareholder immediately after such Private Sale. The Minimum Ownership Amount shall be subject to adjustment by the Board of Directors as it may determine, in its sole discretion, is necessary due to the issuance of additional shares of Common Stock, to reflect any recapitalizations, stock splits, combinations and other similar events, or for any other reason to ensure that the number of holders of Common Stock does not exceed 455.

      4.10. Exchange of Non-Voting Common Stock for Voting Common Stock. (a) Except as provided in paragraph (b) of this Section 4.10 and without limiting
Section 5.2(b), the Company shall not be obligated, in connection with Transfers of shares of Common Stock or otherwise, to exchange shares of Non-Voting Common Stock for shares of Voting Common Stock or vice versa.

            (b) In the event of a Registered Public Offering involving a secondary component or in the event of an Open Market Sale, each Shareholder participating therein shall dispose first of any shares of Non-Voting Common Stock held by it before disposing of any shares of Voting Common Stock. The requirement of this Section 4.10(b) shall not limit a Shareholder's right to participate in the secondary component of a Registered Public Offering to the extent provided in Article VI. Prior to any such Registered Public Offering or Open Market Sale, the Company: (i) shall establish or authorize the establishment of a reasonable mechanism whereby shares of Non-Voting Common Stock disposed of in such an offering or sale shall be exchanged for shares of Voting Common Stock prior to the delivery of such shares to the intended Transferees thereof; (ii) shall establish or authorize the establishment of a reasonable mechanism whereby any Shareholder continuing to hold shares of Non-Voting Common Stock after the consummation of a Registered Public Offering may exchange such shares for shares of Voting Common Stock; and (iii) may, to the extent that the Board of Directors deems advisable in its sole discretion (pursuant to a Supermajority Vote), establish or authorize the establishment of a reasonable mechanism whereby any Shareholder or other Person acquiring shares of Voting Common Stock may exchange such shares for shares of Non-Voting Common Stock and/or exchange shares of Non-Voting Common Stock for shares of Voting Common Stock, in each case (i), (ii) and (iii) subject to the Ownership Limits and applicable law and on such terms and conditions as the Company (or, solely in the case of clause (iii), the Board of Directors acting by a Supermajority
Vote) may approve or authorize as necessary or advisable in order to facilitate Transfers or to ensure compliance with the Ownership Limits and applicable law.

            4.11 Preemptive Rights. (a) Upon the issuance by the Company of any Common Stock (or rights to acquire Common Stock) at any time prior to the consummation of an Initial Public Offering, each Shareholder shall have preemptive rights to purchase Common Stock (unless the Subject Issuance (as defined below) involves rights to acquire Common Stock, in which case each Shareholder shall have preemptive rights to purchase such rights) from the Company, all as provided in this Section 4.11; provided, however, that in the event of an issuance by the Company of any Common Stock (or rights to acquire Common Stock) at any time prior to the consummation of an Initial Public Offering, at a price per share equal to or greater than $11.40 (as adjusted by the Board of Directors to reflect any recapitalizations, stock splits, combinations and other similar events), Non-Founder Shareholders shall have preemptive rights only if one or more Founders (or any of their Affiliates) purchases (or irrevocably commits to the Company in writing to purchase) Common Stock (or rights to acquire Common Stock, as the case may be) pursuant to an exercise of preemptive rights arising in respect of the Subject Issuance. Notwithstanding the foregoing, preemptive rights shall not apply with respect to any of the following issuances (each an "Exempt Issuance"): (i) any issuance of Common Stock upon exercise of any then-previously issued Warrants, options or other similar rights, (ii) any issuance of Common Stock (or rights to acquire Common Stock) pursuant to any employee benefit plan or agreement that has been approved or authorized by the Board of Directors, (iii) any issuance pursuant to Section 4.11(e) resulting from the prior exercise of preemptive rights, or (iv) any issuance in connection with a business combination, recapitalization or similar transaction. The Company may impose such conditions upon the purchase of Common Stock (or rights to acquire Common Stock) pursuant to this Section 4.11 as may be reasonably required to ensure compliance with the Ownership Limits and applicable law. All shares of Common Stock purchased pursuant to this Section 4.11 (including Common Stock purchased pursuant to any exercise of rights to acquire Common Stock so purchased, and, to the extent determined by the Board, any rights so purchased) shall be subject to the provisions of this Agreement.

            (b) If the Company proposes to issue Common Stock (or rights to acquire Common Stock) other than in an Exempt Issuance and if all Shareholders are entitled to exercise preemptive rights in respect of such issuance as specified in Section 4.11(a) (in any such case, a "Subject Issuance"), the Company shall give to the Shareholders, in advance of or promptly after such Subject Issuance, written notice of such Subject Issuance setting forth the price, amount and other terms on which such Common Stock (or rights to acquire Common Stock) are to be issued. Each Shareholder shall thereafter have the right, exercisable by written notice given to the Company no later than ten (10) Business Days after the Company's notice is given to Shareholders, to purchase a number of shares of Common Stock (or rights, as the case may be) set forth in such Shareholder's exercise notice (subject to Section 4.11(c)), at the price and on the other terms set forth in the Company's notice. Any such exercise notice given by a Shareholder pursuant to this Section 4.11 shall constitute an irrevocable commitment of such Shareholder to purchase from the Company the shares of Common Stock (or rights) specified in such exercise notice, subject to the conditions of this Section 4.11. The closing of the purchase of such Common Stock (or rights to acquire Common Stock) shall take place at a location and on a date selected by the Company, which date shall be a reasonable period of time before or after the consummation of the Subject Issuance.

            (c) The number of shares of Common Stock (or rights to acquire Common Stock) that a Shareholder may purchase pursuant to an exercise of preemptive rights under this Section 4.11 shall be no greater than the lesser of
(i) such number as is necessary to ensure, as nearly as practicable, that the number of shares of Common Stock owned by such Shareholder on a Fully Diluted Basis, as a percentage of all Common Stock outstanding on a Fully Diluted Basis, immediately prior to the Subject Issuance (and any issuances pursuant to this Section 4.11 in connection therewith) would equal such percentage immediately thereafter, and (ii) the highest number that would be permitted under the Ownership Limits. The Company shall determine the maximum allocation of shares of Common Stock (or rights to acquire Common Stock) available to each Shareholder pursuant to this Section 4.11 after taking into account the Subject Issuance and the total number of shares of Common Stock (or rights to acquire Common Stock) likely to be issued to all Shareholders pursuant to this Section
4.11 in connection therewith, in its sole discretion. Notwithstanding the foregoing, no holder of warrants or other rights to acquire Common Stock issued pursuant to an employee agreement or an employee benefit plan or otherwise (other than the Warrants or any such rights held by a

Founder) shall be entitled to exercise preemptive rights except to the extent that it owns Common Stock prior to such exercise, or except to the extent that the Company approves such exercise, in its sole discretion (which it shall not do if such exercise would result in more than 455 holders of Common Stock).

            (d) If the Subject Issuance involves Voting Common Stock (or rights to acquire the same), the Company shall permit a Shareholder exercising preemptive rights to purchase Non-Voting Common Stock (or rights to acquire the same, as the case may be) in lieu of Voting Common Stock to the extent necessary to minimize any reduction in such Shareholder's allocation under this Section
4.11 that would otherwise be required pursuant to the Ownership Limits. In addition, if the Shareholder so requests and the Company determines, in its sole discretion, that such request is practicable, the Company may offer the Shareholder, in lieu of securities of the kind being issued in the Subject Issuance, rights to acquire such securities that are structured so as to minimize the need to reduce such Shareholder's allocation in light of the Ownership Limits.

            (e) At any time during a period of 120 days following the expiration of the 10 Business Day period referred to in Section 4.11(b), the Company may, if it has not already done so, issue to any Person(s) shares of Common Stock (or rights) in the Subject Issuance, in an amount no greater than that set forth, and at a price and on other terms no more favorable to the acquiror than those set forth in the notice of the Subject Issuance given by the Company to Shareholders are to the Shareholders (without regard to reasonable underwriting, sales agency and similar fees payable in connection therewith).

            4.12. Drag-Along Rights. If, at any time prior to the consummation of an Initial Public Offering, any one or more Shareholders propose to Transfer Common Stock (and/or rights to acquire Common Stock) representing a majority of all Common Stock then outstanding on a Fully Diluted Basis to any Person or group of Persons, which Transfer has been approved by the Board of Directors by a Supermajority Vote, then the Board of Directors, by Supermajority Vote, may, in its sole discretion, require each Shareholder to sell all Common Stock (and rights to acquire Common Stock) owned by such Shareholder to such Person or group of Persons (and/or any members thereof and/or any Affiliates of any such Person or members), provided that each such compelled Transfer shall occur on terms and conditions that are no less favorable to each Shareholder (including any Founder) than those upon which each Founder is Transferring its shares of Common Stock (and/or rights to acquire Common Stock) in such transaction. Each Shareholder shall cooperate with the Company in the event of such a sale and shall take all necessary and appropriate actions in connection therewith as may be reasonably requested by the Company (including entering into such agreements and instruments as may be requested by the Company). Prior to the consummation of such sale, each Shareholder shall deliver to the Company, or, at its written direction, to an authorized representative or agent thereof, certificates representing the shares of Common Stock (and/or rights to acquire Common Stock) owned by such Shareholder, duly endorsed for transfer, and the Company shall remit or cause to be remitted to each such Shareholder the total transaction proceeds to which each such Shareholder is entitled pursuant thereto, provided that the Company shall not be liable for any default by a Shareholder or any transferee in connection with such a Transfer. This Section 4.12 shall not apply with respect to (i) any issuance and sale of Common Stock by the Company or (ii) any merger, consolidation, amalgamation or other similar transaction of the Company that, under applicable Bermuda law, must be approved by a vote of the Members.

            4.13. Tag-Along Rights. (a) In the event that, prior to the consummation of an Initial Public Offering, any Founder and/or any of its Affiliates (collectively, a "Transferring Founder") Transfers shares of Common Stock (and/or rights to acquire Common Stock) representing, on a Fully Diluted Basis, 50% or more of such Founder's Original Number in a single transaction or series of related transactions (a "Private Sale"), each Shareholder, other than such Founder and its Affiliates (an "Other Transferor"), shall have the right, in such Other Transferor's sole discretion, to sell a pro rata portion of its shares of Common Stock (calculated as provided in clause (b) below) to the Person or Persons to whom the Private Sale is to be made (collectively, the "Proposed Transferee") on such terms and conditions (including executed sale agreements and related documentation) as are, to the fullest extent practical, no less favorable to the Other Transferor than those on which the Private Sale is to be carried out are to the Transferring Founder, subject to the following procedures:

            (b) If a Transferring Founder intends to make a Private Sale, the Transferring Founder shall give written notice to the Company (the "Private Sale Notice"), at least twenty-five (25) Business Days prior to the proposed closing date of the Private Sale (which Transfer Notice the Company shall promptly forward to each Other Transferor), describing in detail the terms of the Private Sale, including the class and number of shares of Common Stock to be Transferred (including the number of shares of Common Stock underlying any rights to acquire Common Stock to be Transferred), the amount of consideration to be received and the identity of the Proposed Transferee, the contents of which Transfer Notice shall be deemed Information for purposes of Section 7.5. Each Other Transferor shall have the right, exercisable by written notice given to the Transferring Founder (with a copy to the Company) within twenty (20) Business Days after the Transfer Notice is forwarded by the Company, to participate in the Private Sale on terms and conditions no less favorable than those on which the Private Sale is to be carried out, with respect to such number of shares of Common Stock (which may include (i) any Warrants or other rights to acquire Common Stock to the extent the Transferor proposes to Transfer rights to acquire Common Stock and (ii) shares of Common Stock issuable upon exercise of Warrants and other rights that are exercised in connection with the Transfer) as are owned by the Other Transferor and are specified by such Other Transferor in a timely notice of exercise (a "Specified Amount"). Notwithstanding the foregoing, the number of shares of Common Stock that each Other Transferor is permitted to Transfer in the Private Sale (a "Private Sale Allocation") shall not be greater than the product of: (i) the aggregate number of shares of Common Stock, on a Fully Diluted Basis, owned and proposed to be Transferred by the Transferring Founder in the Private Sale (the "Aggregate Amount"), and (ii) a fraction, the numerator of which shall be (A) the number of shares of Common Stock on a Fully Diluted Basis then owned by such Other Transferor, and the denominator of which shall be (B) the aggregate number of shares of Common Stock then outstanding on a Fully Diluted Basis. The Company shall determine such Other Transferor's Private Sale Allocation after receiving all timely exercise notices and shall notify such Other Transferor of its Private Sale Allocation. The number of shares of Common Stock that the Transferring Founder may Transfer in the Private Sale shall be reduced at the direction of the Company, such that the total amount of shares of Common Stock to be Transferred by all Transferors (including the Transferring Founder) in such Private Sale does not exceed the Aggregate Amount, provided, however, that the Transferring Founder may increase the total number of shares of Common Stock (and/or rights to acquire Common Stock) to be transferred in the Private Sale, in which event the Private Sale Allocation of each Other Transferor as well as the amount that the Transferring Founder may Transfer in the Private Sale, shall be recalculated pursuant to this Section 4.13 based on such increased Aggregate Amount. If any Other Transferor's Private Sale Allocation exceeds its Specified Amount, the unused portion of such allocation shall be reallocated by the Company, among the Transferring Founder and the Other Transferors (if any) whose Specified Amounts exceed their Private Sale Allocations, pro rata based on the respective fractions specified in clause (ii) applicable to each such Person (including, for this purpose, the Transferring Founder) (with such reallocation repeated until all unused Private Sale Allocations are reallocated or no Other Transferor's Specified Amount exceeds its Private Sale Allocation as so adjusted, whichever comes first).

            (c) Any Other Transferor electing to participate in the Private Sale pursuant to the provisions of this Section 4.13 shall be solely responsible, as between the Transferring Founder and such Other Transferor, for ensuring the consummation of the Transfer by the Other Transferor in the Private Sale, provided that the Transferring Founder shall use its reasonable efforts to facilitate the consummation thereof if the sale by the Transferring Founder is consummated. The Company shall not be liable for any default by any Transferring Founder, Other Transferor or transferee in connection with a Private Sale. Any notice of such election given by a Other Transferor pursuant to this Section
4.13 shall constitute an irrevocable commitment of such Other Transferor to sell, to the Person or Persons to which the Private Sale is to be made, shares of Common Stock (or rights to acquire Common Stock) on the terms specified in such Private Sale Notice, in an amount equal to the lesser of such Other Transferor's Specified Amount and its final Private Sale Allocation, subject to the conditions of this Section 4.13. The closing of the sale of such Common Stock (or rights to acquire Common Stock) shall take place at a location and on a date (not earlier than the fifth Business Day after the end of the exercise period specified in the Private Sale Notice as selected by the Transferring Founder, with the Company's approval (not to be unreasonably withheld), and set forth in the Private Sale Notice or in a subsequent notice given to Other Transferors at least 5 Business Days prior to the closing date for such Private Sale, which closing date shall not be more than 20 Business Days after the exercise period specified in the Private Sale Notice.

            (d) If no Other Transferor elects to participate in a Private Sale pursuant to this Section 4.13, the Transferring Founder may consummate the Private Sale within sixty (60) Business Days after the end of the exercise period specified in the Private Sale Notice, on terms and conditions that are no more favorable to the Transferring Founder than the terms and conditions of the Private Sale as specified in the Private Sale Notice.

            (e) Participation in any Private Sale may be conditioned upon the Transferring Founder and each Other Transferor transferring Voting Common Stock (or rights to acquire the same, as the case may be) first, before transferring any Non-Voting Common Stock (or rights to acquire the same, as the case may be), or vice versa, provided that the foregoing shall not limit the number of shares of Common Stock (or rights, as the case may be) included in the Private Sale Allocation of any Other Transferor (and its Specified Number may include Voting Common Stock and/or Non-Voting Common Stock (or rights to acquire either, as the case may be)), and provided, further, that the consideration paid to the Transferring Founder and each Other Transferor in respect of all shares of Common Stock (or all rights to acquire such shares) included in the Private Sale shall be equal on a per-share basis, for all shares of Common Stock (or all rights to acquire such shares) transferred (taking into account the terms of any such rights), regardless of whether or not such shares (or the shares underlying such rights) have voting rights.

            (f) The requirements of this Section 4.13 shall not apply to any Transfer of Common Stock permitted by clauses (iii), (iv) or (v) of Section 4.3(a). In addition, the Board of Directors may, in its sole discretion (exercised in a resolution passed by Supermajority Vote), (i) determine that this Section 4.13 shall not apply in respect of any Private Sale, or that such Section shall apply but shall be modified or waived to such extent as may be necessary to effect a Private Sale, provided, however, that, with respect to any Supermajority Vote contemplated by this Section 4.13(f), the Director nominated by the Transferring Founder or any of its Affiliates (or, as the case may be, his or her Alternate Director) shall abstain from voting on such proposition, in which event such abstaining Director shall not be counted for the purposes of determining whether a Supermajority Vote on such proposition has occurred (i.e., the Applicable Number for this purpose shall be equal to or greater than 67% of the total number of votes entitled to be cast at a meeting of the Board of Directors by all eight Directors, excluding such abstaining Director). All determinations regarding the application of such procedures, including whether or not the Private Sale or any participation therein by a Shareholder complies with this Agreement, shall be made solely by the Board of Directors, in its sole discretion, in a resolution passed by a Supermajority Vote, subject to the proviso in the preceding sentence.

            4.14. Additional Shareholders.The Company may permit other Members (or holders of rights to acquire Common Stock) to become Shareholders from time to time, in each case upon execution and delivery to the Company of an assumption agreement substantially in the form of Annex E, pursuant to which each such Member or holder assumes the obligations, and becomes entitled to the rights, of a Shareholder for all purposes hereunder (except as otherwise expressly provided in Sections
2.13 and 4.11(c)), provided that no such Person shall be entitled to the benefits of Article VI with respect to securities that are not Registrable Securities, and such agreement may include such provisions as the Company believes are necessary or appropriate in order to reflect: (i) such limitation on the benefits of Article VI; or (ii) any other modification of the rights and obligations of such Shareholder, but only to the extent that any such modification pursuant to this clause (ii) shall not adversely affect any rights and obligations of any other Shareholder without its consent.

                                   ARTICLE V

                         RESTRICTIONS ON SHARE OWNERSHIP

            5.1. Ownership Limits. (a) Notwithstanding Article IV, no Person at any time may purchase, otherwise acquire or own any shares of Voting Common Stock, either directly or by acquiring, directly or indirectly, an ownership interest in any Member, if such purchase, other acquisition or ownership would cause any Person to become a United States 9.09% Shareholder. For clarification, the above determination shall be made without giving effect to any adjustments to the voting rights of any Member under Bye-law 51 of the Bye-laws.

            (b) Notwithstanding Article IV hereof, no Person at any time may purchase, otherwise acquire or own any shares of Common Stock, either directly or by acquiring, directly or indirectly, an ownership interest in any Member, if such purchase, other acquisition or ownership would cause: (i) any Founder, any Affiliate of a Founder or any Person to whom shares of Common Stock of a Founder are attributed under Section 318(a)(3) of the Code (giving effect to Treasury Regulations Section 1.958-2(d)), to own (after taking into account the Founder Back-Attribution Convention but not the Designating Shareholder Voting Power Convention), directly or by application of the constructive and indirect ownership rules of Sections 958(a) and 958(b) of the Code, more than 24.5% of the shares of Common Stock or (ii) any U.S. Person who is a Non-Founder Shareholder, to own, directly or by application of the constructive and indirect ownership rules of Sections 958(a) and 958(b) of the Code, more than 9.09% of the shares of Common Stock or (iii) any U.S. Person who is not a Member, to own, by application of the constructive and indirect ownership rules of Sections 958(a) and 958(b) of the Code, more than 9.09% of the shares of Common Stock, but only (for purposes of this Section 5.1(b)(iii)) if such Person who is not a Member owns, or is deemed to own by application of Section 958(a) of the Code, any stock in the Company.

            (c) Notwithstanding Article IV hereof, (1) no U.S. Person other than the Industry Founders may purchase, otherwise acquire or own (within the meaning of Section 958(a) of the Code) any shares of Common Stock if such Person: (i) is directly insured by the Company or related (within the meaning of Section 953(c) of the Code) to such an insured; (ii) knows or has reason to know that it is a party to a contract of insurance that is reinsured by the Company (a "reinsured") or that it is related (within the meaning of Section 953(c) of the
Code) to
such a reinsured; and (2) no Person that is not a U.S. Person may purchase, otherwise acquire or own any shares of Common Stock if such Person knows or has reason to know that such shares are or would be (as the case may be) attributed (under the rules of Section 958(a) of the Code) to a U.S. Person that is either an insured or reinsured of the Company or related (within the meaning of Section 953(c) of the Code) to a Person that is an insured or reinsured of the Company.

            (d) In the event that: (i) Under the ownership attribution rules of
Section 958(a) or (b) of the Code, shares of Voting Common Stock owned by Securitas or any of its Affiliates are attributed to a Founder or a Non-Specified Shareholder to whom Voting Shares of a Founder are attributed under those ownership attribution rules (a "Burdened Non-Specified Shareholder");

            (ii) such Founder or Burdened Non-Specified Shareholder would as a result of such attribution be treated as a United States 10% Shareholder; and

            (iii) such Founder or Burdened Non-Specified Shareholder would remain a United States 10% Shareholder after application of the voting rights adjustment of Bye-law 51 (the occurrence of all conditions (i), (ii) and (iii) being referred to as a "10% Shareholder Violation"), then, notwithstanding any other provision of the Bye-laws and this Agreement:

                  (A) the Swiss Re Director shall promptly resign (or if such Director does not promptly resign, shall be promptly removed by the Board (acting without such individual)) from the Board, including any committee of the Board, and the resulting vacancy in the C Director office shall remain unfilled,

                  (B) the Quorum of the Board requirement for five Directors specified in the first sentence of Section 2.7(a) shall fall to four Directors, who shall include both Industry Founder Directors and two additional Directors (subject to adjustment pursuant to the remainder of Section 2.7(a)),

                  (C) the vote on all matters before the Board of Directors that would have been exercisable by the Swiss Re Director shall be apportioned equally among the Non-Designated Directors, and

                  (D) neither Swiss Re nor Securitas shall be entitled to designate a Director until such time as there would no longer be a 10% Shareholder Violation if Swiss Re or Securitas were entitled to designate a Director (whereupon the rights of Swiss Re to nominate or appoint a C Director pursuant to Article II shall be restored and clauses (A), (B), (C) and (D) above shall cease to apply unless and until another 10% Shareholder Violation occurs); provided, however, that if any 10% Shareholder Violation occurs and is not eliminated on or prior to the 365th day after Securitas becomes aware of such occurrence, the First Securitas Termination Time shall be deemed to have occurred on such 365th day.

            (e) For the purposes of the Ownership Limits, the following conventions will apply (collectively, the "Founder Conventions"):

            (i) Designating Shareholder Voting Power Convention - for the purposes of Section 5.1(a), each Designating Shareholder (unless and until the Termination Time for such Designating Shareholder for the purposes of Section 2.12(a)(i) occurs) shall be deemed to own no less than 9.09% of the total combined voting power of all classes of stock entitled to vote (the convention set forth in this paragraph (i), the "Designating Shareholder Voting Power Convention"); and

            (ii) Founder Back-Attribution Convention - for the purposes of
Section 5.1(b)(i), in applying the constructive ownership rules of Section 958(b) of the Code, the rules of Section 318(a)(3) and Treas. Regs. 1.958-2(d) of the Code shall only apply with respect to Founders and their Affiliates to the extent that the rules would attribute to a Founder, or its Affiliate, the Common Stock owned (directly or by application of the constructive and indirect ownership rules of Sections 958(a) and 958(b) of the Code) by (i) a Person which owns 25% or more of such Founder, by vote or value, or (ii) an Affiliate of such Founder (the convention set forth in this paragraph (ii), the "Founder Back-Attribution Convention").

            (f) All determinations to be made under this Agreement in connection with any application of the limits set forth in this Section 5.1 (collectively, the "Ownership Limits"), including whether a Member has Transferred or acquired, or owns, shares of Common Stock in violation of the Ownership Limits and whether and how any violation of such limits is to be remedied, shall be made by the Board in its sole discretion, and any such determination shall be binding on all Members. The Company may, at any time and from time to time, request such evidence of compliance with the Ownership Limits as shall be reasonably satisfactory to the Company. Each Shareholder agrees to provide, promptly upon the Company's transmittal to such Shareholder of a request therefor, any such evidence as the Company may reasonably require.

            (g) Any proposed Transfer that the Company has reasonable grounds to believe would result in a violation of the Ownership Limits (or as to which requested evidence of compliance with the Ownership Limits has not been provided to the Company) will not be registered in the share register of the Company. In the event that such a Transfer is registered, such Transfer will, upon determination by the Company that such violation has occurred, be reversed. Neither the Company nor the Board of Directors shall be obligated to investigate the circumstances pertaining to any proposed acquisition or any ownership in order to determine compliance with the Ownership Limits.

            5.2. Prompt Disposition of Shares. (a) If the Company has reasonable grounds to believe that as a result of a Person's direct or indirect purchase or other acquisition or ownership of shares of Common Stock (or any rights to acquire Common Stock), one or more Members are in violation of the Ownership Limits (or if the Company has requested evidence of compliance with the Ownership Limits but has not received it in a timely manner), the Board of Directors shall determine as soon as practicable and in its sole discretion whether, and to what extent, to require any, or all, Shareholders, including the aforementioned Person (if such Person is a Shareholder, the "Offending Shareholder") either (i) to convert some or all of their Voting Common Stock, if any, into Non-Voting Common Stock or vice versa but only, in the case of a Shareholder other than the Offending Shareholder, if the conversion would not cause the converting Shareholder to become subject to a material tax liability or (ii) to require the Offending Shareholder to dispose of shares of Common Stock, provided, however, that a disposition under this clause (ii) shall be required only if the Board determines (in its sole discretion) that it would have been reasonably practicable for such Offending Shareholder to determine that its actions (including its activities unrelated to its ownership in the Company) would likely result in a violation of the Ownership Limits and, provided, further, that under no circumstances shall a Founder, or any of its Affiliates, be required to dispose of shares of Common Stock pursuant to this clause (ii) except to the extent that such violation relates to Section 5.1(a) or 5.1(b) and such Founder, together with its Affiliates, has caused such violation by increasing its direct or indirect ownership (within the meaning of Section 958(a) of the Code but without application of Sections 958(b) of the
Code) of shares of Common Stock.

            (b) Any disposition pursuant to this Section 5.2 should occur no later than the 28th calendar day after the date on which the Board of Directors first received notice that the aforementioned Member exceeded the Ownership Limits and the disposing Shareholder shall make all reasonable efforts to effect such disposition within such 28-day period. Each Shareholder agrees, upon written request of the Company pursuant to this Section 5.2, to exchange shares of Voting Common Stock owned by such Shareholder for shares of Non-Voting Common Stock or vice versa as required by the Company pursuant to this Section 5.2, and to take such further action as would be necessary to effectuate the foregoing. To the extent practicable in the Board's sole discretion, any exchange of Voting Common Stock for shares of Non-Voting Common Stock or vice versa required pursuant to the foregoing shall be on a pro rata or other equitable basis.

            5.3. Manner of Disposition. Any shares of Common Stock required to be disposed of pursuant to Section 5.2 shall: (a) if purchased from a Shareholder or Shareholders, be resold to such Shareholder or Shareholders at the original purchase price; or (b) if otherwise acquired, be sold to any Person (including the Company, if a sale to the Company would not cause any other Member to exceed the Ownership Limits and the Company elects to purchase shares of Common Stock), subject in all cases to the applicable requirements of Article
IV. In the event that a Shareholder is required to dispose of shares of Non-Voting Common Stock pursuant to Section 5.2 hereof, to the extent that the Board of Directors deems practicable in its sole discretion, the Company shall provide a mechanism whereby such shares shall be exchanged for shares of Voting Common Stock upon the Transfer thereof, subject to the Ownership Limits.

            5.4. Issuance of Additional Securities or Repurchase of Securities. If the Company issues or repurchases Common Stock or any other securities, the Company may do so only in a manner that would not cause any Member to exceed the Ownership Limits. The foregoing provisions of this Article V shall be modified to the extent that the Board of Directors determines (in its sole discretion) may be reasonably necessary to reflect additional issuances, the creation of new classes of stock, recapitalizations or other similar events.

                                   ARTICLE VI

                  INITIAL PUBLIC OFFERING; REGISTRATION RIGHTS

            6.1. Initial Public Offering. In the future, the Company may effect an Initial Public Offering of Common Stock and, from time to time thereafter, one or more other Registered Public Offerings of Common Stock. The decision whether and when to effect a Registered Public Offering, whether Shareholders shall be allowed to participate in any such offering and the number of shares of Common Stock to be offered in such offering for the account of the Company, if any (a "primary component"), and the accounts of any participating Shareholders, if any (a "secondary component"), shall be made, in each case, by the Board of Directors in its sole discretion, to be exercised by a Supermajority Vote in accordance with the Bye-laws. Having made such determination, with regard to a Registered Public Offering, the Board of Directors may authorize an Officer of the Company to determine the other terms and conditions on which such offering shall occur. Notwithstanding the foregoing, the authority of the Board of Directors to make such determinations contemplated in this Section 6.1 shall be subject to the rights of Shareholders set forth in Sections 6.2 and 6.5, to the extent necessary to give effect to such rights.

            6.2. Demand Rights. (a) Subject to Section 6.3, (i) at any time prior to the consummation of an Initial Public Offering and (A) on or after the first anniversary of the Closing Date, any two Founders, or Shareholders including at least two Founders, (B) on or after a date that is 18 months after the Closing Date, any one Founder, or Shareholders including at least one Founder or (C) on or after the fifth anniversary of the Closing Date, Shareholders holding shares of Common Stock on a Fully Diluted Basis that represent, in the aggregate, not less than 10% of all shares of Common Stock then outstanding on a Fully Diluted Basis (in the case of (A), (B) or (C) of this paragraph, individually or collectively, as the case may be, a "Demanding Shareholder"), shall have the right to require the Company to use its best efforts to fulfill such requirements as may be necessary to permit an Initial Public Offering (on a firm-commitment, underwritten basis) of Registrable Securities for the account(s) of Shareholders; and (ii) at any time after an

Initial Public Offering has been consummated, any one Specified Shareholder, or Shareholders including at least one Specified Shareholder (individually or collectively, also a "Demanding Shareholder", but only, in the case of Securitas, with respect to one Subsequent Registered Public Offering as provided in Section 6.2(b)), shall have the right to require the Company to use its best efforts to fulfill such requirements as may be necessary to permit a Subsequent Registered Public Offering (on a firm-commitment, underwritten basis) of Registrable Securities for the account(s) of Shareholders; in each case (i) and
(ii), as provided in this Article VI, by delivering written notice of such demand to the Company specifying the number of Registrable Securities that are held of record, and are proposed to be sold in such offering, by the Demanding Shareholder (a "Demand Request"). If more than one Demand Request is submitted to the Company before the Company delivers a Notice of Demand Request in respect thereof pursuant to Section 6.2(c), then all such Demand Requests and their Demanding Shareholders shall be treated collectively, as a single Demand Request and a single Demanding Shareholder, respectively, provided that, if a Demand Request is permitted to be withdrawn under Section 6.3(a), (b) or (c), and if such request involves individual Demand Requests that have been submitted by more than one Demanding Shareholder and are being treated collectively as a single Demand Request under this sentence, then each such Demanding Shareholder that submitted such an individual request shall be entitled to withdraw its own individual request, and its determination whether or not to withdraw shall apply solely with respect to its own individual request, provided, further, that any such individual request or requests that are not withdrawn need not be withdrawn and shall continue to be counted as a single Demand Request as long as, collectively, they satisfy any requirement that may apply under Section 6.2(b) and, if they do not, they shall be deemed to have been withdrawn as well, and provided, further, that all Joining Requests (as defined below) shall (except as provided in the next sentence) remain in effect as long as any one or more of such individual Demand Requests remain in effect. Notwithstanding the foregoing, a Founder (or, solely with respect to one Subsequent Registered Public Offering, Securitas as provided in Section 6.2(b)) making a Joining Request shall have the right to withdraw such request if at such time a Demand Request is permitted to be withdrawn under Section 6.3(a), (b) or (c).

            (b) Notwithstanding the foregoing, if the total number of Registrable Securities specified in any Demand Request other than a Demand Request for an Initial Public Offering, is less than a number of shares of Common Stock equal to the lesser of (i) 10% of all shares of Common Stock outstanding as of the date of such Demand Request, or (ii) shares of Common Stock having a value of $100 million, based on the Current Market Price as of the date of such Demand Request, then neither the rights of any Shareholder, nor the obligations of the Company set forth in this Article VI, shall arise in respect of such Demand Request(s), which shall be deemed null and void and without effect and will not be counted as a Demand Request for any purpose hereunder. Notwithstanding any provision hereof, Securitas shall be entitled to make a Demand Request only once and only in respect of a Subsequent Registered Public Offering (whether or not any such request is joined with another Demand Request made by a Founder, but excluding any such request that is withdrawn and nullified pursuant to

Section 6.3(a), 6.3(b) or 6.3(c)), and all rights that Securitas may have under this Article VI in its capacity as a Seller Specified Shareholder shall apply solely with respect to one Subsequent Registered Public Offering as to which it has made an effective Demand Request.

            (c) The Company shall give prompt written notice (the "Notice of Demand Request") of its receipt of any such Demand Request to all Shareholders who hold of record any Registrable Securities and thereupon the Company shall use its best efforts to effect the registration under the Securities Act of: (i) the Registrable Securities included in the Demand Request for disposition in a firm-commitment, underwritten public offering; and (ii) all other Registrable Securities as to which Shareholders who are the holders thereof shall have made a written request (a "Joining Request") to the Company for registration thereof within fifteen (15) days after the transmittal of such Notice of Demand Request by the Company, in each case as necessary to permit such holders, together with a Demanding Shareholder (each, a "Seller" and, collectively, the "Sellers"), to sell Registrable Securities in such firm-commitment, underwritten public offering.

       6.3. Obligations of the Company. The Company's obligations pursuant to
Section 6.2 above are subject to the following limitations and conditions:

            (a) the Company shall not be obligated to file a registration statement, or otherwise fulfill the requirements of Section 6.2, in response to a Demand Request made (i) at any time within 6 months after a Registered Public Offering effected in response to a prior Demand Request has been consummated (or after an offering proposed in response to a prior Demand Request has been terminated or abandoned without such prior Demand Request having been withdrawn and nullified pursuant to Section 6.3(a), 6.3(b) or 6.3(c)), or (ii) at any time when the Company is using its best efforts to effect a Registered Public Offering pursuant to Section 6.2 or 6.5 but such a Registered Public Offering has not been consummated, terminated or abandoned; provided that, if an offering proposed to be effected in response to such Demand Request is terminated or abandoned (A) due to the failure of the Company to perform its obligations hereunder in any material respect or (B) due to a material decline in the market price of the Common Stock, a material change in or affecting the business or affairs of the Company or the Operating Company or the insurance industry, or a material change in U.S. or international financial, political, economic or securities market conditions that, in the good faith judgment of the managing underwriter, after consultation with the Company and each Specified Shareholder that proposes to sell Common Stock in such offering (a "Seller Specified Shareholder", provided that such term shall include Securitas only with respect to one Subsequent Registered Public Offering as to which it has made an effective Demand Request as provided in Section 6.2(b) and shall not include Securitas in respect of any other offering), would prevent or materially interfere with the successful completion of the offering, then, in either case
(A) or (B), the Demanding Shareholder may withdraw such Demand Request and, subject to the last two sentences in Section 6.2(a), such Demand Request shall not be counted as a Demand Request for any purpose hereunder and, together with any Joining Request related thereto, shall be null and void and of no further effect;

            (b) if a Demand Request is made in any period during which the Board of Directors has determined, in its sole discretion, that filing a registration statement (or, if one has been filed, that proceeding otherwise to fulfill the requirements of Section 6.2) in response to such Demand Request would not be in the best interests of the Company (because the negotiation or consummation of a transaction by the Company is pending or other circumstances have arisen, which negotiation, consummation or other circumstances would require disclosure by the Company in the registration statement of material information that the Company has a bona fide business purpose for keeping confidential and the nondisclosure of which in the registration statement might cause the registration statement to fail to comply with applicable disclosure requirements, or because the Company wishes to proceed with an offering of securities for its own account or with a recapitalization, business combination or transaction involving a distribution of its securities), then the Company may decline to proceed with such filing or fulfilling such requirements for such period of time as the Board of Directors may determine, which period shall not in any event exceed 120 days during any 12-month period, provided that if, prior to the expiration of any period of time referred to in this Section 6.3(b), the Demanding Shareholder withdraws such Demand Request, subject to the last two sentences in Section 6.2(a), such request shall not be counted as a Demand Request for any purpose hereunder and, together with any Joining Request related thereto, shall be deemed null and void and of no further effect;

            (c) the Company shall be entitled to select any nationally recognized investment bank(s) to be the managing underwriter(s) for each Registered Public Offering in its sole discretion (subject to contractual commitments it may have with respect thereto) and, in consultation with such managing underwriter(s) and each Seller Specified Shareholder, to approve the terms and conditions of each such offering (including the public offering price and the price paid by the underwriters); provided that, if all Seller Specified Shareholders notify the Company that such terms and conditions are unacceptable (or if all Seller Specified Shareholders approve such terms and conditions but the Company does not), the Demanding Shareholder may promptly withdraw its Demand Request, in its sole discretion, whereupon, subject to the last two sentences in Section 6.2(a), such Demand Request shall not be counted as a Demand Request for any purpose hereunder and, together with any Joining Request, shall be deemed null and void and of no further effect; and provided, further, that without limiting the foregoing provisions of this paragraph regarding consultation and approval or disapproval of the terms and conditions of any such Registered Public Offering, in connection with any Registered Public Offering effected pursuant to Section 6.2 in which Registrable Securities held by the Financial Founder represent 20% or more of the Registrable Securities that are proposed to be sold in such Registered Public Offering, the Financial Founder shall be entitled to appoint Goldman, Sachs & Co. to act as the lead managing underwriter for such Registered Public Offering (notwithstanding the fact that the Company's preexisting contractual commitment to Goldman, Sachs & Co. may have expired or been terminated, unless the arrangement set forth in paragraph 20 of the Placement Agency Agreement has been terminated for cause, in which case the Financial Founder shall not be entitled to appoint Goldman, Sachs & Co. in such capacity).

            (d) in connection with any Registered Public Offering, the Company may require the underwriters to use their best efforts to sell their offered securities in such a manner as does not, to their knowledge, result in any Person owning Common Stock in excess of the Ownership Limits; and

            (e) the number of shares of Common Stock to be sold in any Registered Public Offering shall not exceed the number which the managing underwriters consider, in good faith (after consultation with the Company and all Seller Specified Shareholders), based on market conditions and other relevant factors, to be the maximum number that may be sold at a price acceptable to all Seller Specified Shareholders (the "Maximum Number"), and shares of Common Stock shall be allocated among Shareholder participants to give effect to this limit as provided in Section 6.6.

       6.4. Underwriters' Lockup. (a) With respect to an Initial Public Offering and the first two Subsequent Registered Public Offerings, each of the Shareholders and the Company hereby agrees (such agreement with respect to each such offering, an "Underwriters' Lockup"), for a period beginning on and including the pricing date for, and ending on but excluding a day not later than the 180th day following the consummation of, an Initial Public Offering (or, in the case of either of the first two Subsequent Registered Public Offerings, a day not later than the 90th day following the consummation of such offering), whether or not effected pursuant to this Article VI, and whether or not such Shareholder is participating or entitled to participate in such offering, to the extent requested by the managing underwriter of such offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether then owned directly by the Shareholder (including holding as a custodian) or with respect to which the Shareholder has Beneficial Ownership. Notwithstanding the foregoing, no Underwriters' Lockup shall prohibit the following:

            (i) in the case of the Company, issuances of Common Stock upon the exercise of then-previously issued Warrants, options or other rights, pursuant to an employee benefit plan or agreement and in the Registered Public Offering to which the Underwriters Lockup applies, and any other transaction permitted by the managing underwriters for such offering;

            (ii) in the case of any Shareholder, (A) Transfers made in the Registered Public Offering to which the Underwriters' Lockup applies, (B) a bona fide gift or gifts, (C) Transfers made to any trust for the direct or indirect benefit of such Shareholder or (if applicable) the immediate family of such Shareholder, (D) Transfers made to any Affiliate or Related Person of such Shareholder, or (E) Transfers made in accordance with Section 4.3(a)(iii), whether or not during the Investment Period; and provided, that any such Transfer pursuant to clauses (B) through (D) above shall not involve a disposition for value and that the Transferor in the case of a Transfer pursuant to any of clauses (B) through (D) agrees in writing to be bound by the restrictions set forth in this Section 6.4 with respect to such offering; and

            (iii) Transfers with the prior written consent of the managing underwriter acting as such in respect of the Registered Public Offering; provided, however, that if, during any period prior to the expiration of the Underwriters' Lockup, the managing underwriter consents to any Transfer by a Shareholder holding 7.5% or more of the Common Stock then outstanding on a Fully Diluted Basis, the managing underwriter shall thereafter give consent to any Transfer that would otherwise be prohibited by the Underwriters' Lockup by any other Shareholder and/or the Company, to the extent that it or any one of them elect(s) to effect a Transfer during such period.

            (b) Notwithstanding the foregoing, at any time after an Initial Public Offering and one Subsequent Registered Public Offering have been consummated, any Shareholder that, together with its Affiliates, owns shares of Common Stock on a Fully Diluted Basis representing less than 1% of all Common Stock outstanding on a Fully Diluted Basis shall no longer be subject to this
Section 6.4. With respect to any Registered Public Offering, the Underwriters' Lockup shall become effective automatically upon prior notice of the pricing date given by the Company to the Shareholders, but shall terminate automatically in the event that the offering is terminated or abandoned prior to the consummation thereof.

            6.5. "Piggy-Back" Rights. If the Company registers shares of Common Stock under the Securities Act on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect) for purposes of a firm-commitment, underwritten public offering of Common Stock (other than issuances pursuant to any employee benefit plan or agreement, an exercise of Warrants or other rights to acquire Common Stock or any merger, amalgamation, recapitalization, exchange offer or other similar transaction and other than pursuant to Section 6.2), the Company shall give prompt written notice of such offering to each Shareholder who holds of record Registrable Securities. Subject to Section 6.3, upon the written request of any such Shareholder, given within 10 days after the transmittal of any such written notice (which request shall specify the Registrable Securities intended to be disposed of by such Shareholder), the Company will use its best efforts to include in such Registered Public Offering any or all of the Registrable Securities then owned by such Shareholder (and so specified in such request) to the extent necessary to permit the sale or other disposition of such Registrable Securities by such Shareholder (each, also a "Seller"), provided that any participation in such offering by each Seller shall be on substantially the same terms as the Company's participation therein (to the extent the Company participates therein), and provided, further, that the number of Registrable Securities to be included in any such Registered Public Offering, together with any other shares of Common Stock that the

Company wishes to be included for its own or any other Person's account, shall not exceed the Maximum Number, and shares of Common Stock shall be allocated to give effect to this proviso as provided in Section 6.6. Any Seller shall have the right to withdraw a request to include Registrable Securities in any Registered Public Offering pursuant to this Section 6.5 by giving written notice to the Company of its election to withdraw such request, but only if the Company receives notice of such withdrawal at least 15 days before it proposes to price the offering. The Company may terminate or abandon any proposed Registered Public Offering that is not effected in response to a Demand Request at any time and for any reason in its sole discretion.

            6.6. Allocation of Securities Included in a Registered Public Offering. If the managing underwriter for any Registered Public Offering effected pursuant to Section 6.2 or Section 6.5 shall advise the Company and the Seller Specified Shareholders in writing that the number of shares of Common Stock sought to be included in such offering (including those sought to be offered by the Company or by any other Person) exceeds the Maximum Number, the Company shall allocate shares of Common Stock to be included in such offering pursuant to the following procedures:

            (a) if such Registered Public Offering is effected pursuant to
Section 6.2, (i) first, Registrable Securities included in the Demand Request and any Joining Requests shall be allocated pro rata among the Sellers in proportion to the respective numbers of Registrable Securities held by such Sellers on a Fully Diluted Basis (but not to exceed, with respect to any such Seller, the number of Registrable Securities included by such Seller in such Seller's Demand Request or Joining Request, as the case may be), with the unused portion of any allocation made pursuant to this clause (i) being reallocated among the Sellers whose allocations are smaller than the amounts of Registrable Securities they have included in such requests ("Cutback Sellers") pro rata in proportion to such Cutback Sellers' respective numbers of such Registrable Securities on a Fully Diluted Basis, and repeating the procedure set forth in this clause (i) until the Maximum Number is reached or, if earlier, all Registrable Securities sought to be included in such offering by the Sellers are allocated; and (ii) second, if the number of securities to be included in the Registered Public Offering pursuant to clause (i) above is less than the Maximum Number, any additional securities sought to be included by the Company for its own account or that of any other Person; provided, however, that if three prior Demand Requests have been made (and not withdrawn and nullified pursuant to Section 6.3(a), (b) or (c) or rendered ineffective pursuant to Section 6.2(b)) as of the date of the pricing of such offering, then the Company shall receive an initial allocation of shares of Common Stock, prior to any allocations pursuant to clause (i) above, equal to the lesser of (A) the number of shares of Common Stock sought to be included by it in such offering for sale for its own account, and (B) 25% of the Maximum Number, and the allocations pursuant to clause (i) shall be adjusted such that they apply to the balance of the Maximum Number; and provided, further, that the Maximum Number is not exceeded, or

            (b) if such Registered Public Offering is pursuant to Section 6.5,
(i) first, Common Stock sought to be included by the Company for its own account, (ii) second, if the number of shares of Common Stock to be registered under clause (i) is less than the Maximum Number, Registrable Securities sought to be included by Sellers pursuant to proper written requests shall be allocated pro rata among the Sellers in proportion to the respective numbers of Registrable Securities held by such Sellers on a Fully Diluted Basis (but not to exceed, with respect to any such Seller, the number of Registrable Securities included by such Seller in such Seller's written request), with the unused portion of any allocation made pursuant to this clause (ii) being reallocated among the Cutback Sellers pro rata in proportion to such Cutback Sellers' respective numbers of such Registrable Securities on a Fully Diluted Basis, and repeating the procedure set forth in this clause (ii) until the Maximum Number is reached or if earlier, all Registrable Securities sought to be included in such offering by the Sellers are allocated; and (iii) third, if the number of shares of Common Stock to be included in the offering pursuant to clauses (i) and (ii) above is less than the Maximum Number, any additional shares of Common Stock sought to be included by the Company for the account of any Persons, up to the Maximum Number.

Subject to the Ownership Limits, any shares of Common Stock to be sold for the account of a Seller in a Registered Public Offering may include any shares of Common Stock issuable upon the exercise of Warrants or other rights, provided that such Seller has given the Company written notice of its intention to exercise such rights (which may be made subject to sale of the underlying shares in the offering) no later than the date of the Demand Request or other required notice specifying a number of shares of Common Stock for inclusion in the offering for the account of such Seller.

            6.7. Indemnification. (a) In the event that the Company shall effect any registration under the Securities Act of any shares of Common Stock pursuant to Section 6.2 or Section 6.5 of this Agreement, the Company shall indemnify and hold harmless, to the extent permitted by law, any Seller whose Registrable Securities are included in such registration statement and any underwriter or placement agent (each an "underwriter", provided that such term shall not be deemed to include a seller acting in its capacity as a Seller hereunder) of such Registrable Securities, against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof ("Claims"), to which such indemnified party may become subject, under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or any preliminary or final prospectus contained therein, or any amendment or supplement to the registration statement or any such prospectus (collectively, "Registration Documents", which term shall be deemed to include documents incorporated therein by reference), or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim as such expenses are incurred; provided that the Company shall not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use in the preparation of such Registration Document; and provided, further, that the Company shall not be liable to any underwriter for such indemnification with respect to any preliminary prospectus to the extent that any such Claim results from the fact that such underwriter sold securities to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus and any amendment or supplement thereto in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof in sufficient quantity to such underwriter and the Claim to which such underwriter is subject results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was identified in writing at such time to such underwriter and corrected in such prospectus or such amendment or supplement thereto.

            (b) In connection with any registration in which any Seller is participating, each Seller, severally and not jointly, shall indemnify, to the extent permitted by law, and hold harmless the Company and each other Seller and each underwriter against any Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that such indemnification shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by such Seller specifically for use in the preparation thereof.

            (c) Any Person entitled to indemnification under Section 6.7(a) or
(b) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Section 6.7, but the failure so to notify shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 6.7(a) or (b), except to the extent that the indemnifying party has actually been prejudiced by such failure. In case any action is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the Company shall not be obligated to pay the expenses of more than one counsel (plus one local counsel) for all indemnified parties in respect of any one Claim or action or group of similar Claims or actions.

            (d) If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless, an indemnified party in respect of any Claim, (i) if the indemnified party is an underwriter, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the Sellers and the Company, on the one hand, and the indemnified party, on the other, from the offering of securities to which such Registration Documents relate, (ii) as between the Company and each Seller, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations. If, however, the allocation provided in clause (i) of the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such Claims as well as any other relevant equitable considerations. The relative benefits received by the Sellers and the Company, on the one hand, and by the underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the securities of the Company (before deducting expenses) received by the Sellers and the Company, on the one hand, bear to the total underwriting discounts and commissions received by the underwriters on the other hand, in connection with such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (e) As a condition to their obligations under this Section 6.7, each of the Company and the Sellers shall have received from each underwriter of Registrable Securities included in a registration statement filed under the Securities Act pursuant to Section 6.2 or 6.5 an undertaking to indemnify and hold harmless, to the extent permitted by law, the Company and the Sellers against (or if such indemnity is unavailable or is insufficient to hold harmless an indemnified party, to provide contribution, on substantially the same basis provided to such underwriter in accordance with
Section 6.7(d), in respect of) any Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that such indemnification (or contribution, as the case may be) shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by such underwriter specifically for use in the preparation thereof. Notwithstanding the foregoing, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The obligation of any underwriters to provide indemnification (or contribution, as the case may be) pursuant to this paragraph (e) shall be several in proportion to their respective underwriting commitments and not joint.

            (f) The obligations of the Company pursuant to this Section 6.7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and general partner of any underwriter or Seller and to each Person, if any, who controls any underwriter or Seller within the meaning of the Securities Act. The obligations of each Seller pursuant to this Section 6.7 shall be in addition to any liability which such Seller may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and general partner of the Company, any underwriter or any other Seller and to each Person, if any, who controls the Company, any underwriter and any other Seller within the meaning of the Securities Act. The obligations of any underwriter pursuant to this Section 6.7 shall be in addition to any liability which such underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and general partner of the Company or any Seller and to each Person, if any, who controls the Company or any Seller within the meaning of the Securities Act.

       6.8. Requirements with Respect to Registration. Subject to Section 6.3, if and whenever the Company is required by the provisions of this Article VI to use its best efforts to register any Registrable Securities under the Securities Act, the Company shall, as promptly as practicable:

            (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and to comply with the provisions of the Securities Act, and any regulations promulgated thereunder, with respect to the sale or disposition of such Registrable Securities, but in no event shall the Company be required to do so for a period of more than nine (9) months following the effective date of the registration statement;

            (c) furnish, to the Sellers participating in the Initial Public Offering or other Registered Public Offering, as the case may be, copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the Securities Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of such Registrable Securities, but only while the Company is required under the provisions hereof to keep the registration statement current;

            (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as the Sellers participating in the offering or the managing underwriter shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Seller or underwriter to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified; to execute or file any general consent to service of process under the laws of any jurisdiction; to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement; or to subject itself to taxation in any jurisdiction where it has not theretofore done so unless the Company shall have received a reasonably satisfactory indemnity in respect thereto;

            (e) notify each Seller selling Registrable Securities, at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such Seller selling Registrable Securities and each underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

            (f) as soon as practicable after the effective date of such registration statement, and in any event within eighteen (18) months thereafter, make generally available to Sellers participating in the Registered Public Offering an earning statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act, including at the Company's option, Rule 158 thereunder;

            (g) deliver promptly to each Specified Shareholder (notwithstanding the application of Section 2.12) that is a Seller participating in the offering and to one attorney (if any) who has been selected to represent all Sellers participating in the offering pursuant to Section 6.9(c), upon such Specified Shareholder's or such counsel's written request, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Seller to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each such Seller agrees that it will use its best efforts not to interfere unreasonably with the Company' business when conducting any such investigation;

            (h) provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement, which transfer agent and registrar may be the Company, subject to any applicable law or regulations;

            (i) obtain an opinion from the Company's counsel and "cold comfort" letters from the Company's independent public accountants (including one letter when such registration statement goes effective and one at the closing) in customary form and covering such matters of the type customarily covered by such opinions and "cold comfort" letters;

            (j) use its best efforts in connection with an Initial Public Offering to have such Registrable Securities listed on a U.S. securities exchange or included for quotation in the Nasdaq Stock Market, as selected by the Board of Directors in its sole discretion, and thereafter, in connection with any other Registered Public Offering, to have such Registrable Securities listed or included for quotation, as the case may be, on the market that at such time is the primary market for the Common Stock as determined by the Board of Directors in its sole discretion;

            (k) make available its employees and personnel (including senior executive officers of the Company) to the managing underwriters for meetings with prospective investors and otherwise provide assistance and cooperation in connection with any road show or other marketing efforts with respect to an offering or sale of the

Registrable Securities (in each case, at such time and under such circumstances as would not unreasonably disrupt the conduct of the business of the Company or the Operating Company);

            (l) make available for inspection by any Specified Shareholder including Registrable Securities in such Registration, any managing underwriter participating in such disposition pursuant to such registration statement, the attorney, accountant or other agent representing any such Specified Shareholder or managing underwriter in connection with such registration and such counsel (if any) as may be appointed to represent all Sellers pursuant to Section 6.9(c), all financial and other records, pertinent corporate documents and properties of the Company, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by such Specified Shareholder, managing underwriter or attorney in connection with such registration statement (in each case, at such time and under such circumstances as would not unreasonably disrupt the conduct of the business of the Company or the Operating Company);

            (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

            (n) if required by the underwriters for any underwritten offering pursuant to this Article VI, the Company and each Seller participating in such offering shall enter into an underwriting agreement with the managing underwriter, and each such Seller shall sell its Registrable Securities on the basis provided in such underwriting agreement and shall execute and deliver its shares and all questionnaires, powers of attorney, custody agreements and other similar documents reasonably required under the terms of such underwriting agreement; any such underwriting agreement shall also contain such representations, warranties, indemnities and contributions as are customary in agreements of that type and are consistent with this Article VI;

            (o) if Goldman, Sachs & Co. serves as the managing underwriter for a Registered Public Offering, to the extent required by applicable law, a Qualified Independent Underwriter (as defined in Conduct Rule 2710 of the National Association of Securities Dealers, Inc., a "QIU") shall be retained, and the Company shall pay such fees and expenses (other than underwriting discounts and commissions) of such QIU as are customary for a QIU acting in its capacity as a QIU; and

            (p) if Goldman, Sachs & Co. serves as the managing underwriter for a Registered Public Offering and proposes thereafter to act as a market-maker in the Common Stock, the Company and Goldman, Sachs & Co. will enter into an agreement providing for a market-maker prospectus on customary terms and conditions, provided that nothing shall limit the right of the Board of Directors to determine the primary securities market on which the Common Stock is listed or quoted.

The Company may require each Seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such Seller and the distribution of such securities as the Company may from time to time reasonably request in writing in order to satisfy disclosure requirements relating to selling shareholders.

            6.9. Expenses. (a) The Company shall be obligated to pay Registration Expenses incurred only in connection with the first three Demand Requests made by any particular Founder pursuant to Section 6.2, provided that, if more than one Founder makes a Demand Request in connection with a particular offering, only one such Founder shall be treated for this purpose as having made a Demand Request in such offering, which Founder shall be the one that has made the fewest number of Demand Requests or, if there is more than one such Founder, as such Founders may agree or, if they do not agree, any such Founder selected by the Company, and provided, further, that in determining the number of Demand Requests made by any Founder for the purpose of this sentence, a Demand Request shall be counted unless (i) such Demand Request is withdrawn and nullified pursuant to Section 6.3(a), (b) or (c), (ii) the Registration Statement fails to become effective (other than because such Demand Request has been withdrawn without being permitted to be nullified as aforesaid) or (iii) the Registered Public Offering fails to be consummated due to the failure of the Company to perform its obligations hereunder. The Company shall be obligated to pay Registration Expenses incurred in connection with a Demand Request made by a Founder and described in any of the foregoing clauses (i), (ii) and (iii), prior to such Founder's fourth Demand Request. The Company shall be obligated to pay Registration Expenses in connection with Securitas's Demand Request made pursuant to Section 6.2. In determining when Securitas's Demand Request shall have taken place for the purpose of the preceding sentence, a Demand Request made by Securitas shall be counted as Securitas's one Demand Request unless any of the foregoing clauses (i), (ii) and (iii) applies. The Company shall be obligated to pay Registration Expenses incurred in connection with a Demand Request made by Securitas and described in any of the foregoing clauses (i),
(ii) and (iii). The Company shall pay Registration Expenses incurred in connection with each Registered Public Offering effected pursuant to Section 6.5.

            (b) Registration Expenses incurred in connection with the fourth or any subsequent Demand Request for a Registered Public Offering made by the same Founder (or by Shareholders including the same Founder), shall be payable by the Sellers in proportion to the amount of shares of Common Stock sold for their respective account(s) in such offering, or pursuant to such other arrangements as the Company and the Sellers may agree.

            (c) If one or more Seller Specified Shareholders are participating in a Registered Public Offering pursuant to this Article VI, they shall be entitled to select one counsel (reasonably acceptable to the Company) to represent all Sellers in connection with such offering, and the reasonable fees and expenses of such counsel shall be deemed to be Registration Expenses for such offering, payable as provided in this Section 6.9. If no Seller Specified Shareholders are participating in such offering or if they are participating in such offering but do not agree to a selection of such counsel, the Company shall be entitled to select such counsel. Nothing in this
Section 6.9 shall prohibit a Seller from retaining separate counsel at such Seller's own expense.

            (d) All expenses incurred by any Seller in connection with a Registered Public Offering pursuant to this Article VI that are not Registration Expenses shall be payable by such Seller.

            6.10. Exchange Act Filings, Rule 144. If at any time the Company registers any of the Shares pursuant to Section 12(b) or 12(g) of the Securities Exchange Act, the Company will thereafter (until such time, if any, as the Shares are deregistered under the Securities Exchange Act) file reports in compliance with the Securities Exchange Act and will, at the Company' expense, forthwith upon the request of any Shareholder seeking to transfer Shares pursuant to Section 4.5, deliver to such Shareholder a certificate, signed by an Officer of the Company, containing the statement contemplated by the third sentence of paragraph (c)(1) of Rule 144 (unless the Company has already made the statement contemplated by the second sentence of said paragraph (c)(1)).

                                   ARTICLE VII

                                  MISCELLANEOUS

            7.1. Accounting; Financial Statements and Other Information. The Company will maintain a system of accounting established and administered in accordance with United States generally accepted accounting principles ("U.S. GAAP"), and will set aside on its books all such proper reserves as shall be required by U.S. GAAP. Prior to the consummation of an Initial Public Offering, the Company will deliver to each Shareholder:

            (a) within 90 days after the end of each fiscal year of the Company, consolidated balance sheets of the Company as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows of the Company for such fiscal year, setting forth in each case in comparative form figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of independent certified public accountants of recognized standing selected by the Company which report shall state that such consolidated financial statements present fairly in all material respects the financial position of the Company as at the dates indicated and the results of its operations and its cash flows for the periods indicated in conformity with U.S. GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (b) within 45 days after the end of each of the first three fiscal quarters of the Company, consolidated balance sheets of the Company as at the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flows of the Company for such fiscal quarter, setting forth, in each case in comparative form, figures for the previous fiscal quarter, all in reasonable detail; and

            (c) within 90 days after the end of each fiscal year of the Company, a statement of whether the Company believes, based upon reasonable inquiry, that it is or is not a "passive foreign investment company" for U.S. federal income tax purposes under the Code.

            7.2. Legend on Stock Certificates, Etc. Each certificate representing shares of Common Stock shall contain a legend, and the Company will add on each such certificate hereafter issued by the Company during the term of this Agreement, legends, in addition to any other legend required by the Board of Directors or the Company pursuant to the Bye-laws or applicable law, reading substantially as follows:

            "Any sale, assignment, transfer or other disposition, or any pledge or other encumbrance, of the securities represented by this certificate is restricted by, and the rights of the holder of such securities are subject to, the terms and conditions contained in the Shareholders' Agreement, dated as of November 21, 2001, as it may be amended from time to time, and the Bye-laws, which are available for examination at the registered office of the corporation. In addition to the foregoing restrictions, these securities have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") or the securities laws of any U.S. state or other jurisdiction and may not be sold, assigned, transferred or otherwise disposed of, or pledged or otherwise encumbered, except in accordance with an available exemption from registration under the Securities Act and in accordance with the applicable securities laws of any U.S. state or other jurisdiction."

            In connection with any Transfer of Shares that, upon the consummation thereof, would become Freely Transferable Shares, and in respect of any shares of Common Stock that have already become Freely Transferable Shares, the Company shall, upon the request of any Shareholder or other holder thereof, exchange the certificates representing such shares for certificates from which the legend provided in this Section 7.2 shall have been removed, provided that if the Board or the Company so determines, such certificate may include any legend permitted pursuant to Bye-law 56 of the Bye-laws (including with regard to restrictions on Transfers in violation of the Ownership Limits).

            The Company will maintain an executed counterpart of this Agreement on file in its principal office and will make such counterpart available for inspection. The Company shall not transfer on its books any certificates representing shares of Common

Stock, or other shares of capital stock, nor issue any certificates in lieu thereof unless all the conditions hereof have been complied with, and a purported transfer not in accordance with the terms hereof shall be void.

       7.3 Acknowledgment. Each Shareholder acknowledges and agrees that none of the Founders nor any of their respective Affiliates is a guarantor of, or is otherwise responsible for, the Company's profitability or viability. Each Shareholder further acknowledges that the organization of the Company and the provisions of this Agreement are designed to ensure that no Shareholder, together with its Affiliates, has control over, or exercises a controlling influence over, the business or affairs of the Company. Each Shareholder further acknowledges that the Company and the Founders have executed an agreement with Goldman, Sachs & Co. pursuant to which Goldman, Sachs & Co. is appointed as exclusive placement agent for the initial, private offering of the Common Stock (the "Placement Agency Agreement"), which agreement provides for the Founders to transfer to the Company, and for the Company to assume, all of the Founders' obligations and liabilities under or pursuant to the Placement Agency Agreement effective upon the execution by the Company of such agreement, as of the Closing Date.

       7.4 Waiver of Claims; Insurance. (a) Each Shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company or the Operating Company, against any Director, any Alternate Director, any Officer or the Representative on account of any action taken or failure to take action by any such Person in his or her capacity as a Director, Alternate Director or Representative, provided that such waiver shall not extend to any matter with respect to any fraud or dishonesty, which may attach to any such Person.

            (b) The Company shall obtain and maintain directors' and officers' liability insurance for the benefit of all the Directors, Alternate Directors and Officers and the Representative (and, if the Board of Directors so determines in its sole discretion, any employees of the Company or the Operating Company) on such terms and conditions as the Board of Directors shall approve in its sole discretion.

       7.5 Confidentiality. (a) Each Shareholder acknowledges that it has acquired, and may in the future acquire, and the Company acknowledges that it and the Operating Company have acquired and may in the future acquire, non-public information with respect to the Company, the Operating Company, the Founders and their respective Affiliates and/or the affairs of each of the foregoing Persons (the "Information"). Each Shareholder shall, and shall cause each of its Affiliates and its and their respective directors, officers, members, partners, employees, representatives and agents (and the Company shall, and shall cause each of its Affiliates and its and their respective directors, officers, employees, representatives, agents and consultants (including the Representative)) (all such Persons, including each Shareholder, collectively, the "Covered Persons") to, refrain from disclosing Information to any Person other than in accordance with this Section 7.5. This Section 7.5 shall continue to apply regarding any Information with respect to any Specified Shareholder and/or its Affiliates whether or not any of such Specified Shareholder's rights hereunder have terminated pursuant to
Section 2.12.

            (b) In addition, each Shareholder shall refrain, and shall cause each of its Covered Persons to refrain, from using Information to compete with the business conducted by the Company or the Operating Company anywhere worldwide, except (i) for Information that was developed or provided by such Shareholder, and (ii) with the written consent of the Person who developed or provided such Information to the Shareholder proposing to use it (or to permit it to be used).

            (c) The foregoing restrictions shall not apply with respect to any Information to the extent that such Information was (i) previously known to a Shareholder through a source (other than any Founder, the Company, the Operating Company or any Covered Person) not known by the Shareholder to be bound by any obligation to keep the Information confidential, or (ii) is later lawfully obtained by such Shareholder from sources (other than any Founder, the Company, the Operating Company or any Covered Person) not known by the Shareholder to be bound by any obligation to keep such Information confidential. Notwithstanding any provision of this Article VII, however, the obligation to keep Information confidential, and to otherwise use Information in accordance with this Section 7.5, shall apply, in respect of any Information developed by a Shareholder and provided by such Shareholder to the Company, the Operating Company or another Shareholder (and/or to their respective Covered Persons), to all Persons other than the Shareholder developing and providing such Information (which Shareholder shall be permitted to disclose and use such Information without regard to this Section 7.5) until such time as such developing or providing Shareholder shall indicate otherwise in writing.

            (d) Information may be disclosed to the Covered Persons (other than partners) of any Shareholder who need to know such Information (and, in the case of partners of any Shareholder, summary Information that is not competitively sensitive may be disclosed to the partners of such Shareholder), in each case in connection with the evaluation of the Shareholder's investment in the Company, so long as the Person making the disclosure informs such Covered Persons of the non-public nature of such Information and instructs them to treat such Information confidentially and to use such Information for no purpose other than the purposes contemplated in this clause (d), and so long as the Shareholder and any of its Affiliates take and direct such Covered Persons to take (as applicable) all reasonable steps necessary to restrict access to such Information and to guard its confidentiality. It is understood that the Swiss Re Director may share Information that he or she receives as a Director with Securitas and Conning, in each case while such entity is a Shareholder, and each such entity shall treat such shared Information as Information that is received from the Company and that is subject to this Section 7.5. The prior sentence is not intended to limit any fiduciary duty that the Swiss Re Director may have as a Director of the Company with regard to any Information other than to permit such Director to share Information as specified in the prior sentence.

Securitas agrees to be liable for any action of the Swiss Re Director that does not comply with the prior two sentences.

            (e) Prior to an Initial Public Offering, a Shareholder proposing to Transfer shares of Common Stock may request the Company to provide to a proposed transferee the Information regularly made available to Shareholders by the Company (and/or, in the case of a Specified Shareholder or a Shareholder that, together with its Affiliates, owns 5% or more of the outstanding Common Stock on a Fully Diluted Basis, such additional Information as such Specified Shareholder or Shareholder may reasonably request) as may reasonably be required in connection with such Transfer. Subject to the execution of confidentiality agreements acceptable to the Company (and, if applicable, acceptable to any other Shareholder that developed or provided such Information to the Company), any reasonable limitations imposed by the Board and other applicable legal considerations, the Company shall comply with such requests.

            (f) Any Information may be disclosed if and as required as a result of any governmental investigation, court order, subpoena, deposition, interrogatory, request for documents, civil investigative demand, or similar legal duress, provided that, if reasonably practicable, prior to disclosure the Shareholder contemplating disclosure gives the Company (and, if applicable, any Founder that developed or provided such Information to the Company or the disclosing Shareholder) prompt written notice of such requirement so that the Company (and such Founder, if applicable) has a reasonable opportunity prior to disclosure to seek a protective order and the disclosing Shareholder, if requested by the Company, shall assist the Company, and/or shall cause Covered Persons to assist the Company in obtaining protective orders or undertakings that confidential treatment will be afforded any of such Information so furnished and, if disclosure of any such Information is required, only that portion of such Information as to which disclosure is so required shall be disclosed.

            (g) Any Information may be disclosed to the extent reasonably necessary for any Shareholder to comply with applicable securities laws and regulations and stock exchange requirements and the applicable regulations of other regulatory agencies having jurisdiction over such Shareholder.

            (h) Information may be disclosed with the prior written consent of the Company and, if applicable, of the Shareholder that developed or provided such Information to the Company or the Shareholder proposing to disclose it or to permit it to be disclosed.

            7.6 Competition. (a) The Shareholders agree that each Shareholder and its Affiliates, officers, directors, employees and agents may, alone or in combination with any other person, engage in activities or businesses, make investments in and acquisitions of any person, and enter into partnerships and joint ventures with any person, whether or not competitive now or in the future with the businesses or activities of the Company, and neither the Company nor any Shareholder shall have the right to disclosure of any information in regard thereto (except to the extent required by, or reasonably necessary to ensure each Shareholder's and the Company's compliance with, applicable law, including the Code), to participate therein, or to derive any profits therefrom. Notwithstanding the foregoing, this Section 7.6 shall not permit any Shareholder to use Information in a manner prohibited by Section 7.5, unless such Information was developed by or provided to the Company or another Person by such Shareholder.

            (b) The Shareholders agree that no Shareholder, nor any Affiliate, officer, director, employee and agent thereof, shall have any obligation to refer to the Company any business opportunities presented or developed by any of them.

            (c) The Shareholders acknowledge that certain Shareholders (including AIG, Chubb and Affiliates of Securitas) are, and may in the future be, engaged in businesses and activities which, directly or indirectly, compete with the businesses of the Company and the Operating Company. The Shareholders agree that no violation of this Agreement shall exist as a result of, and no inference of any such violation may be drawn from: (i) the fact that a director, officer or employee of a Shareholder or any Affiliate thereof that is familiar with the activities and operations of the Company or the Operating Company (as a director, officer or employee of the Company or the Operating Company or otherwise) engages in, or participates in a supervisory capacity relating to, a similar or competing activity (it being understood that such circumstances are expected to occur); or (ii) the existence of any activity or business of any Shareholder or Affiliate thereof which is similar to or competes with, directly or indirectly, the business of the Company or the Operating Company.

            7.7 Amendment and Termination of this Agreement and the Bye-laws.
(a) Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by
(i) each of the Founders, (ii) Securitas, but only if such change, waiver, discharge or termination materially and adversely affects the rights of Securitas hereunder as a Specified Shareholder (including the rights of Swiss Re under this Agreement) and (iii) Non-Founder Shareholders (which may include Securitas if it is a Shareholder) holding in the aggregate 50% of all shares of outstanding Common Stock held by Non-Founder Shareholders as of a date within sixty (60) days prior to the date of such instrument. Notwithstanding the foregoing, (i) the Board of Directors (or any Officer authorized by the Board) may apply and administer, and the Board of Directors may waive (in writing or orally, except that any such oral waiver shall be recorded in writing) the provisions of this Agreement, in each case to the extent expressly permitted by this Agreement (including by Section 4.8(b) and Section 5.1(e)) and (ii) the Company may, when authorized by a Board resolution, modify in a writing signed by the Secretary any of the provisions of this Agreement in order to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein or in the Bye-laws or to make any other provisions with respect to matters or questions arising hereunder or under the Bye-laws, provided that any such action pursuant to this clause (ii) shall not adversely affect the rights or obligations of the Company or any Shareholder hereunder in any material respect.

            (b) No provision of the Bye-laws may be rescinded, altered or amended and no new Bye-law may be made except by an instrument in writing signed by (i) each of the Founders, (ii) Securitas, but only if such rescission, alteration or amendment materially and adversely affects the rights of Securitas hereunder as a Specified Shareholder (including the rights of Swiss Re hereunder) and (iii) Non-Founder Shareholders (which may include Securitas if it is a Shareholder) holding in the aggregate 50% of all shares of outstanding Common Stock held by Non-Founder Shareholders as of a date within sixty (60) days prior to the date of such instrument.

            (c) Any Shareholder who holds no Common Stock (other than Freely Transferable Shares), no Warrants and no other rights to acquire Common Stock that are subject to this Agreement shall cease to be a Shareholder and a party to this Agreement, provided that such cessation shall not affect any rights, obligations or liabilities that have arisen hereunder prior thereto.

            (d) Notwithstanding the foregoing, the rights and obligations of a party to this Agreement may be modified or waived by the Company with the prior written consent of such party, but only if such modification or waiver does not adversely affect the rights or obligations of any other party hereto.

            7.8 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed, unless otherwise specified herein, to have been duly given if delivered or mailed, first class postage prepaid, or transmitted by telex or facsimile (a) if to the Shareholders, at their respective addresses appearing in Schedule I hereto or at such other address as any of the Shareholders may have furnished to the other Shareholders and the Company in writing, and (b) if to the Company at Allied World Assurance Holdings, Ltd, American International Building, 29 Richmond Road, Hamilton HM 11 Bermuda, Attention: Secretary, with a copy to Sullivan & Cromwell, 125 Broad Street, New York, NY 10004, Attention: David Harms, or such other address as the Company may have furnished to the Shareholders in writing. Any notice, request, demand or other communication delivered hereunder will be conclusively deemed to have been given: (i) if by personal delivery, upon the actual delivery thereof;
(ii) if by certified or registered mail, on the fifth Business Day following the deposit thereof in the mail; and (iii) if by electronic means, on the day of transmittal thereof if given on a Business Day during normal business hours or on the next succeeding Business Day if given at other times. A party giving notice, request, demand or other communication by electronic means shall send the original thereof by personal delivery or by certified or registered mail unless the intended recipient agrees otherwise.

            7.9 Entire Agreement. This Agreement (including the Annexes, Schedule and Exhibit hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

            7.10 Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, unenforceability or legality of such provision in any other jurisdiction.

            7.11 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer, on any person other than the parties hereto (and (a) solely to the extent specified in Section 6.7(f), the officers, directors, general partners and controlling Persons of any underwriter or Seller or of the Company, (b) solely to the extent specified in Sections 7.4, 7.5 and 7.6 the Directors, Alternate Directors, Officers and Representatives) and (c) solely to the extent specified in Sections 2.1(b)(iii), 2.3(b), 2.4, 2.5, 2.6, 2.8, 2.11, 2.12(a)(i), 5.1(d)(iii), 7.4, 7.5, 7.6, 7.7,
7.15 and 7.16, Swiss Re), and their respective successors, legal representatives and permitted assigns, any rights remedies, obligations or liabilities under or by reason of this Agreement.

            7.12 Assignability. Except as contemplated by Section 4.7, this Agreement shall not be assignable by any party without the prior written consent of each other party hereto (or by any beneficiary hereunder without the prior written consent of the Company).

            7.13 Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

            7.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

            7.15 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            7.16 Submission to Jurisdiction. Each of the Shareholders and the Company as parties hereto hereby irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The Borough of Manhattan, The City of New York with respect to actions brought against it, irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any state or federal court in The Borough of Manhattan, The City of New York and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        ALLIED WORLD ASSURANCE HOLDINGS, LTD


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:


                                        AMERICAN INTERNATIONAL GROUP, INC.


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:


                                        By
                                          --------------------------------------
                                             Name:
                                             Title:


                                        THE CHUBB CORPORATION

                                        By
                                          --------------------------------------
                                             Name:
                                             Title:

                                        GS CAPITAL PARTNERS 2000, L.P.
                                        By:  GS Advisors 2000, L.L.C.
                                             Its General Partner

                                        By
                                          --------------------------------------

                                        GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.
                                        By:  GS Advisors 2000, L.L.C.
                                             Its General Partner

                                        By
                                          --------------------------------------

                                        GS CAPITAL PARTNERS 2000 GmbH&
                                        CO. BETEILIGUNGS KG
                                        By:  Goldman Sachs Management GP GmbH
                                             Its General Partner

                                        By
                                          --------------------------------------

                                        GS CAPITAL PARTNERS 2000
                                        EMPLOYEE FUND, L.P.
                                        By:  GS Employee Funds 2000 GP, L.L.C.
                                             Its General Partner

                                        By
                                          --------------------------------------

                                        STONE STREET FUND 2000, L.P.
                                        By:  Stone Street 2000, L.L.C.
                                             Its General Partner

                                        By
                                          --------------------------------------

                                        BRIDGE STREET SPECIAL
                                        OPPORTUNITIES FUND 2000, L.P.
                                        By:  Bridge Street Special Opportunities
                                             2000, L.L.C.
                                             Its General Partner

                                        By
                                          --------------------------------------

                                        SECURITAS ALLIED HOLDINGS, LTD

                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                         Annex A

                                   DEFINITIONS

                  "A Director" shall have the meaning ascribed to such term in the Bye-laws.

                  "Affiliate" shall mean with respect to any Person, any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. Except as provided in the next sentence, for all purposes of this Agreement, any Common Stock or other security of the Company that is acquired, held or owned by, or Transferred to, an Affiliate of a Shareholder, which Affiliate holds such Common Stock or security for the benefit of a Person (including a customer of such Affiliate) that is not an Affiliate of such Shareholder, shall be deemed in all cases to have been acquired, held or owned by, or Transferred to, as the case may be, such Person or customer, and not such Affiliate. The preceding sentence shall be given no effect in interpreting or applying the provisions of
Article V, or Bye-laws 51, 63 or 64 of the Bye-laws.

                  "Aggregate Amount" shall have the meaning ascribed to such term in Section 4.13(b).

                  "AIG" shall mean American International Group, Inc., and its successors, but shall not include any Transferee of shares of Common Stock owned by AIG, unless such Transferee succeeds to AIG's status as a Founder pursuant to
Section 4.7.

                  "AIG Director" shall have the meaning ascribed to such term in
Section 2.1(b)(i), and shall include any successor to such Director nominated and elected in accordance with Article II.

                  "AIG Person" shall mean any one of AIG and its Affiliates.

                  "Alternate Director" shall have the meaning ascribed to such term in Section 2.2.

                  "Annual General Meeting" shall mean an annual general meeting of the Company convened in accordance with Bye-law 32 of the Bye-laws.

                  "Applicable Number" shall have the meaning ascribed to such term in Section 2.6(b).

                  "Audit Committee" shall mean the committee of the Board of Directors appointed pursuant to Section 2.8 and in accordance with the Bye-laws, and any successor committee thereto.

                  "Auditor" shall have the meaning ascribed to such term in the Bye-laws.

                  "B Director" shall have the meaning ascribed to such term in the Bye-laws.

                  "Beneficial Ownership" shall have the meaning ascribed to such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act, whether or not applicable, except that, solely for the purpose of determining "Beneficial Ownership," (i) a Person shall be deemed to have "Beneficial Ownership" of all shares of Common Stock that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, (ii) shares of Voting Common Stock and Non-Voting Common Stock shall be deemed to be part of a single class of Common Stock and (iii) "Beneficial Ownership" shall be determined without regard to any disclaimer of beneficial ownership and without regard to the fact that the Common Stock is not registered under the Securities Exchange Act. Correlative meanings shall also be ascribed to the terms "Beneficially Own" and "Beneficial Owner".

                  "Board of Directors" or "Board" shall have the meaning ascribed to such term in Section 2.1(a), as the same may be composed from time to time in accordance with this Agreement and the Bye-laws.

                  "Burdened Non-Specified Shareholder" shall have the meaning ascribed to such term in Section 5.1(d)(i).

                  "Business Day", shall mean any day other than a Saturday or Sunday which is not a day on which banking institutions in New York City or Bermuda are authorized or obligated by law or executive order to close.

                  "Bye-laws" shall mean the Bye-laws of the Company, adopted on November 13, 2001 and appended as Annex E hereto, as the same may be amended from time to time in accordance therewith.

                  "C Director" shall have the meaning ascribed to such term in the Bye-laws.

                  "Chairman" shall mean the Chairman of the Board of Directors appointed in accordance with the Bye-laws.

                  "Chubb" shall mean The Chubb Corporation, and its successors, but shall not include any Transferee of shares of Common Stock owned by Chubb, unless such Transferee succeeds to Chubb's status as a Founder pursuant to
Section 4.7.

                  "Chubb Director" shall have the meaning ascribed to such term in Section 2.1(b)(ii), and shall include any successor to such Director nominated and elected in accordance with Article II.

                  "Chubb Person" shall mean any one of Chubb and its Affiliates.

                  "Claims" shall have the meaning set forth in Section 6.7(a).

                  "Closing Date" shall mean the date of this Agreement.

                  "Closing Price" of the Common Stock on any date of determination means the daily closing sale price (or, if no closing sale price is reported, the last reported sale price) for the Common Stock as reported on the Nasdaq Stock Market-National Market ("Nasdaq") on such date of determination or, if the Common Stock is not traded on Nasdaq on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, provided that if any Dilution Event occurs prior to the determination date, the Closing Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event.

                  "Code" shall mean the United States Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder.

                  "Common Stock" shall have the meaning ascribed to such term in the recitals to this Agreement.

                  "Company" shall have the meaning ascribed to such term in the recitals to this Agreement.

                  "Conning" shall mean CCP Allied, LDC and its successors, but shall not include any Transferee of shares of Common Stock owned by Conning.

                  "Covered Persons" shall have the meaning ascribed to such term in Section 7.5(a).

                  "Credit Suisse" shall mean Credit Suisse First Boston and its successors, but shall not include any Transferee of shares of Common Stock owned by Credit Suisse, Swiss Re or Securitas.

                  "Current Market Price" per share of Common Stock as of any determination date means the average Closing Price of a share of Common Stock during any 15 consecutive Trading Days ending within 30 days prior to but not including such date.

                  "Cutback Sellers" shall have the meaning ascribed to such term in Section 6.6(a).

                  "D Director" shall have the meaning ascribed to such term in the Bye-laws.

                  "Demand Request" shall have the meaning ascribed to such term in Section 6.2(a).

                  "Demanding Shareholder" shall have the meaning ascribed to such term in Section 6.2(a).

                  "Deputy Chairman" shall mean the Deputy Chairman of the Board of Directors appointed in accordance with the Bye-laws.

                  "Designated Director" shall have the meaning ascribed to such term in Section 2.1(b)(iii) and shall include any successor to such Director nominated and elected or appointed by the relevant Industry Founder or Swiss Re, as the case may be, in accordance with Article II.

                  "Designating Shareholder" shall have the meaning ascribed to such term in the recitals to this Agreement and shall include any successor to such Designating Shareholder, but shall not include any Transferee of shares of Common Stock owned by a Designating Shareholder unless such Transferee succeeds to such Designating Shareholder's status as a Designating Shareholder pursuant to Section 4.7.

                  "Designating Shareholder Voting Power Convention" shall have the meaning ascribed to such term in Section 5.1(e)(i).

                  "Dilution Event" shall mean any of the following events occurring after the Closing Date: (1) the payment by the Company of a stock dividend or the making by the Company of a distribution with respect to Common Stock in shares of such stock; (2) the subdivision or split of the outstanding shares of Common Stock into a greater number of shares of Common Stock; (3) the combination of the outstanding shares of Common Stock into a smaller number of shares; (4) the issuance, by reclassification of shares of its Common Stock, of any shares of other capital stock of the Company; (5) the issuance of rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock; or (6) the occurrence of a record date in respect of any such event.

                  "Director" shall have the meaning ascribed to such term in
Section 2.1(a), and shall include, in each case, any successor to a Director nominated and elected in accordance with Section 2.4.

                  "Eligible Affiliate" shall mean any of Swiss Re, a Subsidiary of Swiss Re, Credit Suisse or a Subsidiary of Credit Suisse, but in each case only if such Person is not a U.S. Person.

                  "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974 (together with the rules, regulations and class exemptions of the United States Department of Labor thereunder).

                  "Executive Officer" shall mean the Chief Executive Officer and any other officer who performs a policy making function.

                  "Exempt Issuance" shall have the meaning ascribed to such term in Section 4.11(a).

                  "Financial Founder" shall have the meaning ascribed to such term in the recitals to this Agreement.

                  "First Meeting" shall have the meaning ascribed to such term in Section 2.7(b)(i)(A).

                  "First Securitas Termination Time" shall have the meaning ascribed to such term in Section 2.12(a).

                  "Founder" shall have the meaning ascribed to such term in the recitals to this Agreement and shall include any Founder's successor, but shall not include any Transferee of Shares owned by a Founder unless such Transferee succeeds to such Founder's status as a Founder in accordance with Section 4.7.

                  "Founder Back-Attribution Convention" shall have the meaning ascribed to such term in Section 5.1(e)(ii).

                  "Founder Conventions" shall have the meaning ascribed to such term in Section 5.1(e).

                  "Freely Transferable Shares" shall have the meaning ascribed to such term in Section 4.6.

                  "Fully Diluted Basis" shall mean (i) with respect to the shares of Common Stock outstanding on any date, the total number of shares of Common Stock previously issued and then held by all Persons other than the Company and its subsidiaries, plus the total number of Warrant Shares issuable upon exercise of all Warrants and the total number of all other shares of Common Stock issuable upon the exercise, conversion or exchange of any securities (other than Warrants) previously issued by the Company and then held by all Persons (but only, in the case of such securities other than Warrants, to the extent that such other securities are exercisable, convertible or exchangeable by their terms on such date); and (ii) with respect to the shares of Common Stock held or owned by any Person as of any date, the number of such shares then held by such Person, plus all Warrant Shares issuable upon exercise of Warrants then held by such Person and all other shares of Common Stock issuable upon exercise, conversion or exchange of securities (other than Warrants) previously issued and then held by such Person (but only, in the case of such securities other than Warrants, to the extent that such other securities are exercisable, convertible or exchangeable by their terms on such date).

                  "General Meeting" shall mean any Special General Meeting or Annual General Meeting.

                  "GSCP 2000" shall mean, collectively, GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Stone Street Fund 2000, L.P., and Bridge Street Special Opportunities Fund 2000, L.P. (or any one of them authorized to act on behalf of the others under this Agreement) and their respective successors, but shall not include any Transferee of shares of Common Stock held by GSCP 2000, unless such Transferee succeeds to GSCP 2000's status as a Founder pursuant to Section 4.7.

                  "Industry Founder" shall have the meaning ascribed to such term in the recitals to this Agreement.

                  "Industry Founder Director" shall have the meaning ascribed to such term in Section 2.1(b)(ii), and shall include any successor to such Director nominated and elected or appointed by the relevant Industry Founder in accordance with Article II.

                  "Information" shall have the meaning ascribed to such term in
Section 7.5(a).

                  "Initial Control Person" shall have the meaning ascribed to such term in Section 4.1.

                  "Initial Meeting" shall have the meaning ascribed to such term in Section 2.7(a)(i).

                  "Initial Public Offering" shall mean the first Registered Public Offering.

                  "Investment Period" shall have the meaning ascribed to such term in Section 4.2.

                  "Joining Request" shall have the meaning ascribed to such term in Section 6.2(c).

                  "Maximum Number" shall have the meaning set forth in Section 6.3(e).

                  "Member" shall have the meaning ascribed thereto in the Bye-laws.

                  "Minimum Ownership Amount" shall have the meaning ascribed to such term in Section 4.9, as the same may be adjusted from time to time in accordance therewith.

                  "Non-Designated Director" shall have the meaning ascribed to such term in Section 2.1(c), and shall include any such Director, and any successor to any such Director, nominated and elected or appointed in accordance with Section 2.4 or 2.12.

                  "Non-Designating Shareholders" shall mean the Shareholders other than the Designating Shareholders and their respective Affiliates.

                  "Non-Founder Shareholders" shall mean the Shareholders other than the Founders and their respective Affiliates.

                  "Non-Industry Founder Director" shall mean a Director other than an Industry Founder Director.

                  "Non-Designating Member" shall have the meaning ascribed to such term in Section 2.1(c).

                  "Non-Specified Shareholder" shall mean the Shareholders other than the Specified Shareholders and their respective Affiliates.

                  "Non-Voting Common Stock" shall mean the Company's authorized shares of Non-Voting Common Stock, U.S. $0.01 par value.

                  "Notice of Demand Request" shall have the meaning ascribed to such term in Section 6.2(c).

                  "Offending Shareholder" shall have the meaning ascribed to such term in Section 5.2(a).

                  "Officer" shall have the meaning ascribed to such term in
Section 2.9 and shall include all such persons designated or appointed as such from time to time in accordance with Section 2.9 and the Bye-laws.

                  "Open Market Sale" shall mean any Transfer of Shares in accordance with Section 4.5.

                  "Open Market Transfer Certificate" shall have the meaning ascribed to such term in Section 4.5(b).

                  "Operating Company" shall have the meaning ascribed to such term in the recitals to this Agreement, including any successor thereto.

                  "Operating Company Board" shall have the meaning ascribed to such term in Section 2.11.

                  "Original Number" shall equal (i) for any Founder, the sum of
(A) the number of shares of Common Stock owned by such Founder and its Affiliates, in the aggregate, on the Closing Date and (B) the number of Warrant Shares issuable upon exercise of the Warrants held by such Founder and its Affiliates, in the aggregate, on the Closing Date (in each case (A) and (B) as adjusted by the Board of Directors as necessary to reflect any recapitalizations, stock splits, combinations and other similar events) and (ii) for Securitas, the number of shares of Common Stock owned by Securitas on the Closing Date (as adjusted by the Board of Directors as necessary to reflect any recapitalizations, stock splits, combinations and other similar events).

                  "Other Transferor" shall have the meaning ascribed to such term in Section 4.13(a).

                  "Ownership Limits" shall mean the ownership limitations set forth in Section 5.1.

                  "Person" shall mean any firm, corporation, partnership or other business, entity or person.

                  "Placement Agency Agreement" shall have the meaning ascribed to such term in Section 7.3.

                  "Postponed Meeting" shall have the meaning ascribed to such term in Section 2.7(a)(i).

                  "primary component" shall have the meaning ascribed to such term in Section 6.1

                  "Private Sale" shall have the meaning ascribed to such term in
Section 4.13(a).

                  "Private Sale Allocation" shall have the meaning ascribed to such term in Section 4.13(b).

                  "Private Sale Notice" shall have the meaning ascribed to such term in Section 4.13(b).

                  "Proposed Transferee" shall have the meaning ascribed to such term in Section 4.13(a).

                  "QIU" shall have the meaning ascribed to such term in Section 6.8(o).

                  "Quorum of Non-Designated Directors" shall have the meaning ascribed to such term in Section 2.7(b).

                  "Quorum of the Board" shall have the meaning ascribed to such term in Section 2.7(a).

                  "Registered Public Offering" shall mean a public offering of Common Stock (for the account of the Company and/or other Person(s)) that is effected pursuant to an effective registration statement under the Securities Act and on a firm-commitment, underwritten basis, including any block trade of Common Stock on a firm-commitment, underwritten basis. The term "Registered Public Offering" includes an Initial Public Offering and any Subsequent Registered Public Offering. A Registered Public Offering shall be deemed to have been "consummated" when the shares of Common Stock to be purchased by the underwriters from the Company and/or from any other participating sellers have been delivered to and paid for by the underwriters.

                  "Registrable Securities" shall mean (i) any shares of Common Stock issued pursuant to the Subscription Agreements, (ii) any shares of Common Stock issued pursuant to, or issuable upon exercise of, the Warrants, (iii) any shares of Common Stock issued pursuant to an exercise of preemptive rights under
Section 4.11 and (iv) any shares of Common Stock issued in exchange for, in replacement of or otherwise in respect of any such shares in clauses (i) (ii), and (iii) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (1) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (2) when such securities shall have been sold under Rule 144 under the Securities Act or (3) (a) in the case of unissued shares issuable pursuant to the Warrants, upon the expiration of such Warrants, and (b) otherwise, when such shares of Common Stock shall have ceased to be outstanding.

                  "Registration Documents" shall have the meaning ascribed to such term in Section 6.7(a).

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with the demand rights set forth in
Section 6.2 and the piggy-back rights set forth in Section 6.5, including: (1) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (2) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (3) the cost of printing or preparing any registration statement, prospectus, offering circular, agreement among underwriters, underwriting agreement, blue sky memorandum, share certificates and any other documents in connection with the offering, purchase, sale and delivery of the Shares, (4) the costs and charges of any transfer agent and registrar and any custodian or attorneys-in-fact appointed to act on behalf of the Sellers, (e) all messenger and delivery expenses, (5) the reasonable fees and disbursements of counsel for the Company and the Company's independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (6) the cost of listing Registrable Securities on a U.S. securities exchange or having them included for quotation in the Nasdaq Market in connection with the offering, (7) the reasonable fees and expenses of one counsel selected to represent the Sellers in connection with a Registered Public Offering as provided in Section 6.9(c) and (8) the fees and expenses of a QIU payable to the extent provided in
Section 6.8(o).

Notwithstanding the foregoing, the term "Registration Expenses" shall not include the fees and expenses of any counsel retained by one or more Sellers (other than pursuant to Section 6.9(c)), or any underwriting discounts, commissions and transfer taxes relating to the sale or disposition of Registrable Securities for the account of one or more Sellers, nor will it include the compensation of regular employees of the Company or any Shareholder, which shall be paid by the Company and such Shareholder, respectively, in any event.

                  "Related Person" shall mean, (a) with respect to any individual, any other individual who is related to such individual as a sibling, spouse or former spouse, is a direct lineal descendant or ancestor by birth or adoption of such individual or is a spouse of such descendant or ancestor, or any foundation, charitable organization or trust established by or for the benefit of any of the foregoing and (b) with respect to any foundation, charitable organization or trust, the individuals for which such foundation, organization or trust has been established.

                  "Representative" shall have the meaning ascribed to such term in Section 2.1(d).

                  "SEC" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Securities Exchange Act.

                  "secondary component" shall have the meaning ascribed to such term in Section 6.1

                  "Second Meeting" shall have the meaning ascribed to such term in Section 2.7(b)(ii)(A).

                  "Second Postponed Meeting" shall have the meaning ascribed to such term in Section 2.7(a)(ii).

                  "Secretary" shall mean the Secretary of the Company, as such office may be occupied from time to time by a Person appointed in accordance with Section 2.9 and the Bye-laws.

                  "Securitas" shall mean Securitas Allied Holdings, Ltd, and its successors, but shall not include any Transferee of shares of Common Stock owned by Securitas Allied Holdings, Ltd. unless such Transferee succeeds to Securitas Allied Holdings, Ltd.'s status as a Specified Shareholder in accordance with
Section 4.7.

                  "Securities Act" shall mean the United States Securities Act of 1933 and the rules and regulations promulgated thereunder.

                  "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

                  "Seller" shall have the meaning ascribed to such term in
Section 6.2(c).

                  "Seller Specified Shareholder" shall have the meaning ascribed to such term in Section 6.3(a).

                  "Shareholders" shall mean; (a) all Members identified in
Schedule I hereto, including, in each case, any such Member's successor; (b) any Transferee of shares of Common Stock who becomes a Shareholder pursuant to
Section 4.7; and (c) any other Member who becomes a Shareholder pursuant to
Section 4.14; in each case (a), (b) and (c) until such time as such Person ceases to be a Shareholder under the terms of this Agreement.

                  "Specified Amount" shall have the meaning ascribed to such term in Section 4.13(b).

                  "Special General Meeting" shall mean a special general meeting of the Company convened in accordance with Bye-law 33 of the Bye-laws.

                  "Specified Shareholder" shall have the meaning ascribed to such term in the recitals to this Agreement and shall include any successor to a Specified Shareholder, but shall not include any Transferee of shares of Common Stock of a Specified Shareholder unless such Transferee succeeds to such Specified Shareholder's status as a Specified Shareholder pursuant to Section 4.7.

                  "Subject Issuance" shall have the meaning ascribed to such term in Section 4.11(b).

                  "Subscription Agreement" shall have the meaning ascribed to such term in Section 2.5.

                  "Subsequent Registered Public Offering" shall mean any Registered Public Offering conducted after the consummation of the Initial Public Offering.

                  "Subsidiary" of any Person shall mean (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has the power to direct the policies, management and affairs thereof.

                  "Supermajority Vote" shall have the meaning ascribed to such term in Section 2.6(b).

                  "Swiss Re" shall mean The Swiss Reinsurance Company and its successors, but shall not include any Transferee of shares of Common Stock owned by Swiss Re or Securitas.

                  "Swiss Re Director" shall have the meaning ascribed to such term in Section 2.1(b)(iii).

                  "10% Shareholder Violation" shall have the meaning ascribed to such term in Section 5.1(d)(iii).

                  "Termination Time" shall have the meaning ascribed to such term in Section 2.12.

                  "Third Meeting" shall have the meaning ascribed to such term in Section 2.7(b)(i)(B).

                  "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

                  "Transfer" shall have the meaning ascribed to such term in
Section 4.1 and shall also include any issuance, sale or other transfer of shares of Common Stock by the Company to any Person.

                  "Transferee" shall have the meaning ascribed to such term in
Section 4.1 and shall also include any Person acquiring shares of Common Stock from the Company.

                  "Transferee Affiliate" shall mean, at any time, a Person that is at such time an Affiliate of the Financial Founder and owns Common Stock which was owned at any time by the Financial Founder.

                  "Transferor" shall have the meaning ascribed to such term in
Section 4.1.

                  "Transferring Founder" shall have the meaning ascribed to such term in Section 4.13.

                  "Ultimate Parent" shall mean (i) in the case of AIG or Chubb while AIG or Chubb, as the case may be, holds Common Stock directly, AIG and Chubb respectively (but not any Transferees thereof), and (ii) in the case of any Person other than AIG or Chubb (or AIG and/or Chubb, in each case after they have ceased to hold Common Stock directly), any other Person of which such Person is a Subsidiary and that is not itself a Subsidiary of any other Person.

                  "U.S. GAAP" shall have the meaning ascribed to such term in
Section 7.1.

                  "U.S. Person" shall mean (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership that is, as to the United States, a domestic corporation or partnership, (iii) an estate or trust that is subject to U.S. federal income tax on its income regardless of its source and (iv) the United States and the states thereof, including any of their political subdivisions.

                  "Underwriters' Lockup" shall have the meaning ascribed to such term in Section 6.4.

                  "United States 9.09% Shareholder" shall mean any U.S. Person who, after taking into account the Designating Shareholder Voting Power Convention but not the Founder Back-Attribution Convention, both (i) owns, or is deemed to own by application of Sections 958(a) and 958(b) of the Code, more than 9.09% of the total combined voting power of all classes of stock of the Company entitled to vote or more than 9.09% of the total number of shares of Voting Common Stock, and (ii) owns, or is deemed to own by application of
Section 958(a) of the Code, any stock in the Company.

                  "United States 10% Shareholder" shall mean any United States person (as defined in Section 957(c) of the Code) who, after taking into account the Designating Shareholder Voting Power Convention but not the Founder Back-Attribution Convention, both (i) owns, or is deemed to own by application of Sections 958(a) and 958(b) of the Code, 10% or more of the total combined voting power of all classes of shares of the Company entitled to vote or 10% or more of the total number of shares of Voting Common Stock and (ii) owns, or is deemed to own by application of Section 958(a) of the Code, any shares in the Company.

                  "Voting Common Stock" shall mean the Company's authorized shares of Voting Common Stock, U.S. $0.01 par value.

                  "Warrant" shall mean the warrants to acquire additional shares of Common Stock granted or to be granted by the Company to the Founders in connection with their subscription for shares of Common Stock on or prior to the Closing Date.

                  "Warrant Shares" shall mean, as of any date, shares of Common Stock that have been issued upon exercise of unexpired Warrants.